UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐  Preliminary Proxy Statement

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☐ Soliciting Material Pursuant to §240 14a-12
ENSCO International Incorporated

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2009

The Annual Meeting of Stockholders of ENSCO International Incorporated (the “Meeting”) will be held at the Four Seasons Resort & Club, 4150 North MacArthur Boulevard, Irving, Texas, at 10:00 a.m., Dallas time (CDT), on Thursday, May 28, 2009 to consider and vote on:

1. Election of three Class I Directors, each for a three-year term;

2.	Approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code;

3.	Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2009; and

4. Such other business as may properly come before the Meeting.

Stockholders of record at the close of business on March 31, 2009 are entitled to receive notice of and to vote at the Meeting or any adjournment of the Meeting. A list of all stockholders entitled to vote at the Meeting is on file at our executive offices, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

In accordance with rules of the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and our 2008 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet.

The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, our 2008 Annual Report and a form of Proxy Card or voting instruction card. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive the proxy materials via mail or electronically via e-mail. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

If you received a Proxy Card or voting instruction card by mail, you may vote by completing, signing, dating and returning your Proxy Card or voting instruction card in the envelope provided. You may also vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the instructions shown on the Proxy Card or voting instruction card. Any stockholder attending the Meeting may vote in person. If you have returned a Proxy Card or voting instruction card or otherwise voted, you may revoke prior instructions and cast your vote at the Meeting by following the procedures described in the Proxy Statement.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

April 14, 2009

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
OF ENSCO INTERNATIONAL INCORPORATED
TO BE HELD ON THURSDAY, MAY 28, 2009

This Proxy Statement, a Proxy Card or voting instruction card and the 2008 Annual Report to stockholders of ENSCO International Incorporated (“Ensco” or the “Company”) are first being sent or distributed to stockholders on or about April 15, 2009. Our Board of Directors (“Board”) is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders to be held at the Four Seasons Resort & Club, 4150 North MacArthur Boulevard, Irving, Texas, on Thursday, May 28, 2009 at 10:00 a.m., Dallas time (CDT) (the “Meeting”), and any adjourned sessions of the Meeting. Our Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information on these matters to assist you in voting your shares.

ABOUT THE MEETING

•	Who is qualified to vote?

•	What is a proxy?

•	How many shares of our common stock may vote at the Meeting?

•	What is the difference between a “stockholder of record” and a “street name” holder?

•	What are my choices when voting?

•	What are our Board’s recommendations on how I should vote my shares?

•	How will my shares be voted if I do not specify how they should be voted?

•	How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?

•	What vote is required to approve each proposal?

•	Who will count the votes?

•	Who pays the cost of this proxy solicitation?

•	Is this Proxy Statement the only way that proxies are being solicited?

•	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

•	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

•	Why did I receive more than one Proxy Card or voting instruction card?

•	How can I access the proxy materials over the Internet?

•	Can I get paper copies of the proxy materials?

•	Can I choose the method in which I receive future proxy materials?

•	How do I vote my shares?

•	Can I vote my shares by completing and returning the Notice of Internet Availability of Proxy Materials?

•	Can I vote my shares in person at the Meeting?

•	Can I change my vote?

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of our common stock, par value $.10 per share, at the close of business on March 31, 2009, our record date for the Meeting.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the Proxy Card or voting instruction card included with the proxy materials or otherwise voting in accordance with the instructions provided in this Proxy Statement, you are giving the proxies appointed by our Board and identified on the Proxy Card the authority to vote your shares in the manner you indicate.

How many shares of our common stock may vote at the Meeting?

As of March 31, 2009, there were 141,815,649 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer and Trust Company, our transfer agent, you are a “stockholder of record”. If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder.

What are my choices when voting?

With respect to each proposal, you may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

We have majority voting for election of directors in uncontested elections. Under our bylaws, when a quorum is present, a nominee seeking election to an uncontested directorship shall be elected if the votes cast in favor of the nominee exceed the opposing votes. In a contested election, the nominee who receives the most votes cast in favor of his or her election (a plurality) shall be elected. In determining the number of votes cast, shares that abstain from voting or not voted will not be treated as votes cast. You may cast your vote for or against each of the three nominees for Class I Directors or abstain from voting your shares on any or all of the nominees.

You may cast your vote for or against approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and reapproval of the material terms of the performance goals therein or abstain from voting your shares on this proposal. Similarly, you may cast your vote for or against the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2009 or abstain from voting your shares on this proposal.

What are our Board’s recommendations on how I should vote my shares?

Our Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all three Board nominees for Class I Directors, each for a three-year term;

Proposal 2 —	FOR the approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and the reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code; and

Proposal 3 —	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2009.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your Proxy Card or voting instruction card without indicating how you want your shares to be voted, the proxies appointed by our Board will vote your shares as follows:

Proposal 1 —	FOR the election of all three Board nominees for Class I Directors, each for a three-year term;

Proposal 2 —	FOR the approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and the reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code; and

Proposal 3 —	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2009.

How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?

In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. However, abstentions and broker non-votes will be deemed as “present” at the Meeting and counted for quorum purposes, but will have no effect on any of the proposals. For purposes of the Meeting, the holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum.

If a broker holds your shares, you may have received a Notice of Internet Availability of Proxy Materials, proxy materials electronically via e-mail or this Proxy Statement together with a voting instruction card from your broker. It is important that you vote your shares as instructed.

Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary” with respect to broker voting. If a proposal is discretionary, a broker may vote on the proposal without voting instructions from the owner. Under the rules of the NYSE, the proposals to elect directors and to ratify the appointment of independent auditors are considered “discretionary”. This means that brokers may vote on these matters in their discretion on behalf of beneficial owners who have not voted their shares.

However, Proposal 2 for the approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and the reapproval of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code is a non-routine matter that is considered “non-discretionary” under the NYSE rules governing broker votes. With respect to such proposal, your broker must receive voting instructions from you, as it does not have discretionary voting power.

What vote is required to approve each proposal?

Each proposal will be approved upon establishment of a quorum if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. In a contested director election, the nominee who receives the most votes cast in favor of his or her election (a plurality) shall be elected.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspectors of election. The inspectors of election will be present at the Meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of shares of our common stock.

Is this Proxy Statement the only way that proxies are being solicited?

In addition to distributing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are following the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials to most of our stockholders. Instructions on how to access the proxy materials and vote over the Internet may be found in that Notice.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or electronically by e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all of your holdings this year. If you would like to change the method of delivery, please follow the instructions shown below under “Can I choose the method in which I receive future proxy materials?”.

Why did I receive more than one Proxy Card or voting instruction card?

You may receive multiple Proxy Cards or voting instruction cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. You should vote on and sign each Proxy Card or voting instruction card you receive.

How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide stockholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the 2009 Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the Proxy Card, voting instruction card or Notice of Internet Availability of Proxy Materials.

Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials and our 2008 Annual Report by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.

Can I choose the method in which I receive future proxy materials?

There are three methods in which stockholders may receive future proxy materials or notice thereof:

•	Notice and Access — Currently, the Company furnishes proxy materials over the Internet and mails a Notice of Internet Availability of Proxy Materials to most stockholders.

•	Electronic Delivery by E-mail — If you would like to have earlier access to future proxy materials and reduce the costs incurred in printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you electronically by e-mail. If you request future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.

•	Paper Copy by Mail — You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.

How do I vote my shares?

If you are a “stockholder of record”, you have several choices. You can vote your shares by following the specific instructions provided on the Proxy Card or Notice of Internet Availability of Proxy Materials:

•	via the Internet at www.proxyvote.com;

•	over the telephone by calling 1-800-690-6903; or

•	if you received a paper copy, by mailing in the Proxy Card.

If you hold your shares in “street name”, your broker, bank, trust or other nominee will arrange to provide materials and instructions for voting your shares.

If you are a current or former Ensco employee who holds shares in the ENSCO Savings Plan, you will receive voting instructions from the trustee of the plan for shares allocated to your account. If you fail to give voting instructions to the trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the ENSCO Savings Plan, your voting instructions for shares held in the plan must be received by 11:59 p.m. (EDT) on May 26, 2009.

Can I vote my shares by completing and returning the Notice of Internet Availability of Proxy Materials?

No, the Notice of Internet Availability of Proxy Materials will instruct you on how to vote.

Can I vote my shares in person at the Meeting?

If you are a “stockholder of record”, you may vote your shares in person at the Meeting.

If you hold your shares in “street name”, you must obtain a proxy from your broker, bank, trust or other nominee, giving you the right to vote the shares at the Meeting.

Can I change my vote?

You may revoke your proxy or otherwise change your vote by doing one of the following:

•	by sending a written notice of revocation to our Secretary that must be received prior to the Meeting, stating that you revoke your proxy;

•	by signing and submitting a later-dated Proxy Card that must be received prior to the Meeting in accordance with the instructions included in the Proxy Card; or

•	by attending the Meeting and voting your shares in person.

If you voted electronically, you can also return to www.proxyvote.com and change your vote before the Meeting. Follow the same voting process and your original vote will be superseded.

If you are a beneficial owner of our shares and a broker or other nominee holds your shares, you can revoke your proxy or otherwise change your vote by following the instructions provided by your broker or other nominee.

If you have any further questions about voting your shares or attending the Meeting, please contact our Investor Relations Department at (214) 397-3000.

OWNERSHIP OF VOTING SECURITIES

The following tables show amounts and percentages of shares of our common stock owned beneficially as of March 31, 2009 by (i) each person or group known by us to own more than 5% of the outstanding shares of our common stock (the only class of voting securities outstanding); (ii) each of our directors and director nominees, including employee directors; (iii) our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (identified in the 2008 Summary Compensation Table); and (iv) all of our current directors and executive officers as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage

Barclays Global Investors, NA	11,571,212	(2)	8.16
400 Howard Street
San Francisco, CA 94105
FMR, LLC	10,735,862	(3)	7.57
82 Devonshire Street
Boston, MA 02109
State Street Bank and Trust Company	7,936,965	(4)	5.60
One Lincoln Street
Boston, MA 02111
BlackRock, Inc.	7,858,374	(5)	5.54
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.	7,355,236	(6)	5.19
100 Vanguard Boulevard
Malvern, PA 19355

Executive Officers, Directors and Director Nominees:
Daniel W. Rabun	255,935	(7)	-	(12)
Chairman, President and Chief Executive Officer
William S. Chadwick, Jr.	162,987	(7)(8)	-	(12)
Executive Vice President and Chief Operating Officer
James W. Swent III	99,679	(7)	-	(12)
Senior Vice President — Chief Financial Officer
Phillip J. Saile	135,723	(7)(8)(9)	-	(12)
Senior Vice President — Operations
H. E. Malone, Jr.	26,719	(7)	-	(12)
Vice President — Finance — ENSCO Offshore International Company
Paul E. Rowsey, III	38,499	(10)	-	(12)
Director and Director Nominee
Rita M. Rodriguez	24,750	(10)	-	(12)
Director
David M. Carmichael	15,750	(10)	-	(12)
Director
Gerald W. Haddock	19,174	(11)	-	(12)
Director and Director Nominee
Thomas L. Kelly II	15,487	(10)	-	(12)
Director
C. Christopher Gaut	15,000		-	(12)
Director and Director Nominee
Keith O. Rattie	6,098	(11)	-	(12)
Director
J. Roderick Clark	5,000		-	(12)
Director
All Directors and executive officers as a Group (20 persons, including those named above)	988,235	(13)	-	(12)

(1)	As of March 31, 2009, there were 141,815,649 shares of our common stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)	Based on the Schedule 13G filed on February 5, 2009, Barclays Global Investors, NA and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 11,571,212 shares of our common stock as of December 31, 2008, for which they have sole voting power for 9,981,783 shares.

(3)	Based on the Schedule 13G filed on February 17, 2009, FMR, LLC and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 10,735,862 shares of our common stock as of December 31, 2008, for which they have sole voting power for 1,118,730 shares.

(4)	Based on the Schedule 13G filed on February 13, 2009, State Street Bank and Trust and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 7,936,965 shares of our common stock as of December 31, 2008, for which they have sole voting power.

(5)	Based on the Schedule 13G filed on February 10, 2009, BlackRock, Inc. and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 7,858,374 shares of our common stock as of December 31, 2008. They have sole voting power for none of these shares.

(6)	Based on the Schedule 13G filed on February 13, 2009, The Vanguard Group, Inc. and/or certain related parties described in the Schedule 13G may be deemed to be the beneficial owners of 7,355,236 shares of our common stock as of December 31, 2008, for which they have sole voting power for 157,202 shares.

(7)	Includes shares immediately issuable upon exercise of stock options as of March 31, 2009 and shares issuable upon exercise of stock options that vest within 60 days of March 31, 2009, and shares of restricted stock that vest at an annual rate as follows:

		Restricted Stock
	Options	Number of Shares	Annual Vesting

Daniel W. Rabun	81,250	10,000	5,000
		35,000	5,000
		33,332	8,333
		76,665	15,333

		154,997

William S. Chadwick, Jr.	28,125	20,000	4,000
		3,500	1,750
		7,441	1,063
		11,499	3,833
		13,332	3,333
		33,335	6,667

		89,107

James W. Swent III	27,500	25,000	5,000
		3,000	1,500
		6,999	2,333
		10,668	2,667
		23,335	4,667

		69,002

Phillip J. Saile	41,250	10,000	2,000
		6,000	2,000
		9,332	2,333
		23,335	4,667

		48,667

H. E. Malone, Jr.	7,500	1,750	875
		3,201	1,067
		4,268	1,067
		10,000	2,000

		19,219

(8)	Also includes the following shares held indirectly under the ENSCO Savings Plan and the ENSCO Supplemental Executive Retirement Plans (“SERP”), which are described below in “Compensation Discussion and Analysis”:

	ENSCO
	Savings Plan	SERP

William S. Chadwick, Jr.	9	2
Phillip J. Saile	4,086	1,215

(9)	Includes 500 shares owned by Mr. Saile’s wife in respect of which Mr. Saile disclaims beneficial ownership.

(10)	Includes shares immediately issuable upon exercise of stock options (all outstanding non-employee director stock options fully vested upon grant) as follows:

		Restricted Stock
	Options	Number of Shares	Annual Vesting

Paul E. Rowsey, III	18,000	300	150
		900	300
		1,200	300
		3,000	600

		5,400

Rita M. Rodriguez	18,000	300	150
		900	300
		1,200	300
		3,000	600

		5,400

David M. Carmichael	9,000	300	150
		900	300
		1,200	300
		3,000	600

		5,400

Gerald W. Haddock	9,000	300	150
		900	300
		1,200	300
		3,000	600

		5,400

Thomas L. Kelly II	9,000	300	150
		900	300
		1,200	300
		3,000	600

		5,400

C. Christopher Gaut	—	5,000	1,000

		5,000

Keith O. Rattie	—	5,000	1,000

		5,000

J. Roderick Clark	—	5,000	1,000

		5,000

(11)	Also includes the following shares held indirectly under the Non-Employee Director Deferred Compensation Plan, which is described below in “Compensation Discussion and Analysis”:

Gerald W. Haddock	3,424
Keith O. Rattie	598

(12)	Ownership is less than 1% of the shares of our common stock outstanding.

(13)	Denotes all shares owned by our executive officers and directors and members of their immediate family sharing the same household, including 554,932 shares of unvested restricted stock, 276,937 shares issuable upon exercise of stock options and 14,976 shares held indirectly under the ENSCO Savings Plan, SERP and the Non-Employee Director Deferred Compensation Plan.

PROPOSAL 1

ELECTION OF THREE CLASS I DIRECTORS, EACH FOR A THREE-YEAR TERM

Our amended and restated certificate of incorporation provides that our Board of Directors (our “Board”) is divided, or “classified”, as respects the period of time our directors individually hold office. Our Board is divided into three classes (Classes I, II and III) each consisting of, as nearly as possible, one-third of the Board with each class of directors having a staggered three-year term. Our bylaws specify that our Board will be composed of not less than three nor more than fifteen directors. Our Board currently has nine members, with three directors in each class.

The current term for our Class I Directors will expire at the Meeting. The current term for our Class II Directors will expire at the 2011 Annual Meeting of Stockholders, and the current term for our Class III Directors will expire at the 2010 Annual Meeting of Stockholders.

Three persons have been nominated by our Board for election to three-year terms as Class I Directors at the Meeting, all of whom are incumbent Class I Directors.

We have adopted majority voting for directors in uncontested elections. Under our bylaws, when a quorum is present, a director seeking election to an uncontested directorship shall be elected if the votes cast in favor of the nominee exceed the opposing votes. In a contested election, the nominee who receives the most votes cast in favor of his or her election (a plurality) shall be elected. In determining the number of votes cast, shares abstaining from voting or not voted will not be treated as votes cast.

Unless otherwise instructed, the persons designated as proxies will vote all proxies received FOR the election of the persons named as Board nominees for Class I Directors for a term of three-years. If, at the time of the Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in any submitted proxies will be used to vote for a substitute or substitutes as may be designated by our Board. Our Board has no reason to believe that any substitute nominee or nominees will be required.

Nominees

Class I Directors (For election to a three-year term that expires in 2012)

C. Christopher Gaut; age 52; Former President, Halliburton Drilling and Evaluation Division

Mr. Gaut has been one of our directors since May 2008. He served as President of Halliburton’s Drilling and Evaluation Division from January 2008 until his early retirement on April 8, 2009. Prior to assuming that position, he served as Executive Vice President and Chief Financial Officer of Halliburton Company. Prior to joining Halliburton in March 2003, Mr. Gaut was a Member, Office of the President and Chief Operating Officer, of ENSCO International Incorporated and also served our Company as Senior Vice President and as Chief Financial Officer, a position he assumed in 1988. He is on the Board of Directors of Forum Oilfield Technologies, Inc. Mr. Gaut holds a Bachelor Degree in Engineering from Dartmouth College and a Masters of Business Administration Degree from the Wharton School of Business at the University of Pennsylvania. Mr. Gaut currently serves on our Nominating, Governance and Compensation Committee. He lives in Houston, Texas.

Gerald W. Haddock; age 61; Private Investor

Mr. Haddock has been one of our directors since December 1986. During 1999, he founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in oil and gas and real estate, located in Fort Worth, Texas, and has served as its President since that time. Mr. Haddock formerly served as President and COO of Crescent Real Estate Equities from 1994 to 1996 and as President and CEO of Crescent Real Estate Equities from 1996 to 1999. During 2005, Mr. Haddock joined the Board of Directors of Meritage Homes Corporation and has served on its Executive Compensation Committee since August 2005. In addition, he was named Chairman of its Nominating Corporate Governance Committee during 2006. He also serves on the Baylor Foundation Board of Directors. In August 2005, Mr. Haddock was named a member of the Board of Trustees of The M.D. Anderson Proton Therapy Education and Research Foundation. Mr. Haddock holds Bachelor of Business Administration and Juris Doctorate Degrees from Baylor University. He also received a Masters of Laws in Taxation Degree from New York University and a Masters of Business Administration Degree from Dallas Baptist University. Mr. Haddock currently is Chairman of our Audit Committee. He lives in Fort Worth, Texas.

Paul E. Rowsey, III; age 54; Managing Partner, E2M Partners, LLC

Mr. Rowsey has been one of our directors since January 2000. He is currently the Managing Partner and a founder of E2M Partners, LLC, a private real estate management and investment firm. Prior to forming E2M in January 2005, Mr. Rowsey was a founder and President of Eiger, Inc., a sponsor and manager of real estate funds. Prior to forming Eiger during 1999, he was the President and a member of the Board of Directors of Rosewood Property Company, a vertically integrated real estate operating, development and investment company. He holds a Bachelor of Arts Degree in Management Science from Duke University and a Juris Doctorate Degree from Southern Methodist University. Mr. Rowsey currently serves on our Audit Committee. He lives in Dallas, Texas.

Our Board of Directors recommends that stockholders vote “FOR” the election of each of our Board’s nominees for Class I Directors.

Current Directors

Class III Directors (Term expires in 2010)

David M. Carmichael; age 70; Private Investor

Mr. Carmichael has been one of our directors since May 2001. He has been a private investor since June 1996. Between 1994 and 1996, he served as Vice Chairman and Chairman of the Management Committee of KN Energy, Inc., which merged with American Oil & Gas Corporation during 1994. From 1985 until its merger with KN Energy, Inc., Mr. Carmichael served as Chairman, Chief Executive Officer and President of American Oil & Gas Corporation. He formed CARCON Corporation during 1984, where he served as President and Chief Executive Officer until its merger into American Oil & Gas Corporation during 1986. From 1976 to 1984, Mr. Carmichael was Chairman and Chief Executive Officer of WellTech, Inc. He served in various senior management positions with Reading & Bates Corporation between 1965 and 1976. Mr. Carmichael is a director and Compensation Committee member of Cabot Oil & Gas Corporation and National Resource Partners L.P. He also serves on the Audit Committee of National Resource Partners L.P. Mr. Carmichael holds a Plan II Honors Degree from the School of Arts and Sciences at The University of Texas at Austin and a Juris Doctorate Degree from The University of Texas School of Law. Mr. Carmichael currently serves on our Nominating, Governance and Compensation Committee. He lives in Houston, Texas.

Thomas L. Kelly II; age 50; General Partner of CHB Capital Partners

Mr. Kelly has been one of our directors since September 1987. He has been a General Partner of CHB Capital Partners, a private equity fund that provides capital and expertise to closely-held businesses, since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds a Bachelor of Arts Degree in Economics and a Bachelor of Science Degree in Administrative Science from Yale University and a Masters of Business Administration Degree from Harvard University. Mr. Kelly currently is Chairman of our Nominating, Governance and Compensation Committee. He lives in Denver, Colorado.

Rita M. Rodriguez; age 66; Senior Fellow, Woodstock Theological Center at Georgetown University

Dr. Rodriguez has been one of our directors since August 2003. An international finance researcher and advisor who has authored numerous books and articles, Dr. Rodriguez has been a Fellow and Senior Fellow of the Woodstock Theological Center at Georgetown University since September 2002. Dr. Rodriguez was self-employed in the field of international finance from March 1999 to September 2002. She was a full-time member of the Board of Directors of the Export-Import Bank of the United States between 1982 and March 1999, a Professor of Finance at the University of Illinois at Chicago from 1978 to 1982 and an Assistant and Associate Professor of Business Administration at Harvard Business School from 1969 to 1978. Dr. Rodriguez serves as a member of the Board of Directors of Affiliated Managers Group, Inc., Phillips-Van Heusen Corporation and Private Export Funding Corporation (a private sector company, which assists in the financing of U.S. exports through the mobilization of private capital). She is Chairperson of the Audit Committees of Affiliated Managers Group, Inc. and Private Export Funding Corporation and is a member of the Audit Committee of Phillips-Van Heusen Corporation. Dr. Rodriguez holds a Bachelor of Business Administration Degree from the University of Puerto Rico, as well as Masters of Business Administration and Doctor of Philosophy Degrees from the New York University Graduate School of Business. Dr. Rodriguez currently serves on our Audit Committee. She lives in Washington, D.C.

Class II Directors (Term expires in 2011)

J. Roderick Clark; age 58; Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)

Mr. Clark has been one of our directors since May 2008. He served as President and Chief Operating Officer of Baker Hughes Incorporated from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Mr. Clark joined Baker Hughes Incorporated during 2001 as President of Baker Petrolite. He formerly served as President and CEO of Consolidated Equipment Companies Inc. He also formerly served as President of Sperry-Sun, a Halliburton company. Mr. Clark has held financial, operational and leadership positions with FMC Corporation, Schlumberger and Grace Energy Corporation. Mr. Clark serves as a member of the Board of Directors and Audit Committee of Teekay Corporation, as a member of the Board of Directors and Governance Committee of Kirby Corporation, as a member of the Board of Incorporate Members of Dallas Theological Seminary and as a member of the Board of Trustees of the Center for Christian Growth (T Bar M Camps). He holds Bachelor of Arts and Masters of Business Administration Degrees from the University of Texas. Mr. Clark currently serves on our Nominating, Governance and Compensation Committee. He lives in Fort Worth, Texas.

Daniel W. Rabun; age 54; Chairman, President and Chief Executive Officer of the Company

Mr. Rabun has been one of our directors since March 2006, when he joined us as President. Mr. Rabun was appointed to serve as our Chief Executive Officer effective January 1, 2007 and elected Chairman of our Board on May 22, 2007. Before joining Ensco during 2006, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP. Mr. Rabun provided legal advice and counsel to us for over fifteen years before joining the Company and served as one of our directors during 2001. He has been a Certified Public Accountant since 1976 and a member of the Texas Bar since 1983. He holds a Bachelor of Business Administration Degree in Accounting from the University of Houston and a Juris Doctorate Degree from Southern Methodist University. He lives in Flower Mound, Texas.

Keith O. Rattie; age 55; Chairman, President and Chief Executive Officer of Questar Corporation

Mr. Rattie has been one of our directors since May 2008. He serves as Chairman, President and Chief Executive Officer of Questar Corporation. He was named President of Questar in February 2001, Chief Executive Officer in May 2002 and Chairman in May 2003. Mr. Rattie previously served as Vice President and Senior Vice President of Coastal Corporation. Prior to joining Coastal, he spent 19 years with Chevron Corporation in various engineering and management positions, including General Manager of Chevron’s international gas unit. Mr. Rattie serves as a director of Zions First National Bank, a subsidiary of Zions Bancorporation, and is a past Chairman of the Board of the Interstate Natural Gas Association of America. He holds an undergraduate Degree in Electrical Engineering from the University of Washington and a Masters of Business Administration Degree from St. Mary’s College. Mr. Rattie currently serves on our Audit Committee. He lives in Park City, Utah.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN AND REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREIN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Company’s 2005 Long-Term Incentive Plan (“LTIP”), effective January 1, 2005, is designed to promote the interests of the Company and its stockholders by establishing a relationship between the awards under the LTIP and the long-term accomplishments of the participants utilizing competitive targets. The LTIP provides for awards of stock options and restricted stock to reward and provide incentives to participants and to retain them through potential share value appreciation and equity accumulation.

The purposes of the LTIP are to:

•	offer non-employee directors and selected employees, including officers, an equity ownership interest and opportunity to participate in the Company’s growth and financial success and to accumulate capital for retirement on a competitive basis;

•	provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility;

•	create long-term value and encourage equity participation in the Company by making the benefits of common stock ownership available to eligible participants through stock options and restricted stock awards;

•	provide incentives to non-employee directors and employees by means of market-driven and performance-related incentives to achieve long-term performance goals; and

•	promote the growth and success of the Company’s business by aligning the financial interests of non-employee directors and employees with that of the stockholders.

A copy of the amended and restated LTIP is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary of the LTIP is subject to and qualified in its entirety by the LTIP.

Proposed LTIP Amendment

When the LTIP was originally adopted and approved by our stockholders, it was anticipated that awards under the LTIP would be comprised of 50 percent nonqualified stock options and 50% restricted stock. As originally adopted, the LTIP included an aggregate 10,000,000 shares of our common stock available for issuance, of which no more than 2,500,000 shares could be granted as restricted stock awards. During 2005 and 2006, our practice was to grant equity awards as a combination of 50% nonqualified stock options and 50% restricted stock, generally at a ratio of either three or four nonqualified stock options per share of restricted stock. Commencing during 2007, we began to grant equity awards to most LTIP participants entirely in shares of restricted stock and granted awards entirely in restricted stock to all participants during 2008.

This shift away from stock options resulted from a focus on the competitive forces facing our Company, including increased employee turnover and competitor compensation practices, and the belief that restricted stock constituted the most effective use of equity to retain key management and supervisory personnel. With this change in practice, the number of shares of restricted stock available for issuance under the LTIP has largely been depleted. As of the March 31, 2009 record date for the Annual Meeting of Stockholders, we had 5,878,752 shares available for issuance under the LTIP, of which 5,492,370 shares were available for stock options and 386,382 shares were available for restricted stock awards.

We are seeking stockholder approval of an amendment to the LTIP to increase the maximum number of authorized restricted stock awards from 2,500,000 shares to 6,000,000 shares. The proposed amendment will provide the flexibility to issue 3,886,382 shares as restricted stock awards out of the remaining 5,878,752 total shares available for issuance under the LTIP. In November 2008, our Board of Directors approved the amendment of the LTIP, subject to approval by our stockholders.

The proposed amendment does not increase the total number of shares available for issuance under the LTIP, which will remain at 10,000,000 shares.

We currently believe the proposed amendment should provide enough shares of restricted stock to accommodate grants over the next several years.

In addition to providing the flexibility to make additional restricted stock awards, the amendment made certain technical modifications to the LTIP, including amending the definition of “Covered Employee”, effective January 1, 2007, to conform to guidance issued by the Internal Revenue Service. This aspect of the amendment did not require stockholder approval and was effective in November 2008.

Reapproval of the Material Terms of the Performance Goals in the LTIP for Purposes of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer or any of its three other most highly compensated officers (other than the principal executive officer and the principal financial officer) who are employed by it on the last day of the taxable year. Section 162(m) does not disallow a deduction for performance-based compensation, the material terms of which are disclosed to and approved by its stockholders. The deduction for compensation recognized by participants due to the lapse of restrictions on restricted stock awards will be subject to the Section 162(m) limitation. With respect to nonqualified stock options and performance awards, however, we have structured and implemented the LTIP so that compensation resulting from the exercise and vesting of these awards is considered performance-based compensation for purposes of Section 162(m).

To allow us to qualify for the income tax deduction and thereby enhance stockholder returns, we obtained stockholder approval of the LTIP and the material terms of the related performance goals during 2005. To continue to qualify for the income tax deduction, our stockholders must approve the material terms of the performance goals of the LTIP no less frequently than every five years. If the existing performance goals are not approved by our stockholders within the required timeframe, the LTIP will continue in effect; however, in accordance with Section 162(m), our ability to deduct performance-based compensation under the LTIP will be limited as described above. Accordingly, we are soliciting stockholder reapproval of the material terms of the performance goals in the LTIP, as amended.

Administration of the LTIP

The LTIP is administered by our Board of Directors with respect to awards to non-employee directors and by the Nominating, Governance and Compensation Committee (referred to in this Proposal 2 as the “Compensation Committee”) with respect to all other awards. The Compensation Committee will at all times consist solely of at least two directors who are “independent” within the meaning of applicable rules of the SEC and the NYSE. The Compensation Committee currently consists of Chairman Thomas L. Kelly II, David M. Carmichael, J. Roderick Clark and C. Christopher Gaut, all of whom qualify as independent directors. Matters requiring approval of two or more “outside directors”, as defined by Section 162(m) of the Internal Revenue Code, in order to permit a tax deduction for compensation over $1 million paid to certain executive officers will be referred to the Executive Compensation Subcommittee (the “Subcommittee”), which consists of Thomas L. Kelly II, David M. Carmichael and J. Roderick Clark, all of whom meet such qualification.

The Compensation Committee is authorized to:

•	interpret the LTIP and associated awards;

•	establish and amend rules and regulations for the LTIP’s operation;

•	select recipients of awards;

•	determine the form, amount and other terms and conditions of awards;

•	establish procedures to exercise awards;

•	modify or waive restrictions on awards;

•	amend awards; and

•	grant extensions and accelerate awards.

All decisions, determinations and interpretations of the Compensation Committee are final and binding on all participants.

Shares Subject to the LTIP

A maximum of 10,000,000 shares of our common stock is reserved under the LTIP for issuance as stock options and awards of restricted stock. Prior to giving effect to the proposed amendment, no more than 2,500,000 shares could be granted as restricted stock awards. If the proposed amendment is approved, of the 10,000,000 shares available for issuance under the LTIP, up to 6,000,000 shares may be issued as restricted stock awards and any shares not issued as restricted stock awards may be issued as stock option awards up to the LTIP maximum. As of March 31, 2009, 2,113,618 shares have been issued and are outstanding as restricted stock awards.

These limits are subject to adjustment for certain transactions affecting our common stock. Expired, forfeited or canceled stock options or restricted stock awards will not count against these limits and can be regranted under the LTIP for the same type of award. Any and all shares available under the LTIP may be granted to any employee or non-employee director during the term of the LTIP. The shares of our common stock issued under the LTIP may come from authorized but unissued shares, shares held in treasury or previously issued shares reacquired by the Company, including shares purchased on the open market.

Participants

Our officers, employees and non-employee directors are eligible to participate in the LTIP. Incentive stock options may be granted only to employees. Except with respect to awards to non-employee directors and certain executive officers, the Compensation Committee has the sole discretion to select participants from among the eligible persons. The Subcommittee has the sole discretion to select participants from among certain executive officers whose compensation is subject to the deduction limitation of Section 162(m) of the Internal Revenue Code and, to the extent so applicable, determine the terms of the equity awards granted to such participants. We currently have approximately 257 officers and employees participating in the LTIP.

Limitation on Grants of Awards

No more than 1,500,000 shares of our common stock may be subject to awards granted under the LTIP during any one-year period to the Chief Executive Officer, Chief Financial Officer or any of our three other most highly compensated officers (other than our Chief Executive Officer or our Chief Financial Officer).

Types of Awards

The LTIP provides for the grant of awards consisting of:

•	stock options;

•	restricted stock;

•	performance awards; or

•	combinations of these.

Stock Option Grants and Provisions

Stock options granted under the LTIP may be:

•	incentive stock options, as defined in the Internal Revenue Code; or

•	nonqualified stock options, which do not qualify for treatment as incentive stock options.

Any stock option granted in the form of an incentive stock option must comply with Section 422 of the Internal Revenue Code.

Except for stock option grants to non-employee directors, the Compensation Committee selects the recipients of stock options and sets the terms of the options, including the number of shares for which an option is granted, the term of the option and the time(s) when the option can be exercised.

All stock options will be evidenced by option agreements, as determined by the Compensation Committee. An option will be effective on the date of grant unless the Compensation Committee specifies otherwise.

The exercise price of all stock options will be at least equal to the fair market value of our common stock on the date of grant as determined by the Compensation Committee. The fair market value generally is determined to be the closing market price per share quoted on the NYSE on the date of grant. As of the March 31, 2009 record date for the Annual Meeting of Stockholders, the closing market price per share of our common stock on the NYSE was $26.40.

The Compensation Committee has broad discretion in setting the terms and conditions of options granted under the LTIP. Subject to this authority, stock options generally vest and become exercisable by the optionee at the rate of 25% per year on each anniversary of the date of grant, except that stock options that are automatically granted to non-employee directors are fully vested and exercisable on the date of grant.

Similarly, the Compensation Committee may determine the term of each option granted under the LTIP, so long as the term does not exceed seven years from the date of grant (or five years in the case of an incentive stock option granted to a participant who is a 10% stockholder on the date of grant). Stock options terminate upon expiration of their term or, if earlier, (i) 90 days after termination of employment or service for a reason other than death, permanent and total disability or retirement on or after normal retirement age, (ii) 12 months after death or (iii) 12 months after permanent and total disability. If a participant retires on or after his or her normal retirement age, his or her stock options will generally become fully vested and exercisable for the remainder of the option term. Normal retirement age with respect to a participant means the later of (a) his or her 65th birthday or (b) the date the participant has credit for a “period of service” under the ENSCO Savings Plan of at least 20 years, considering for purposes of the LTIP (i) with respect to any participant hired before the effective date of the LTIP, any other prior service recognized previously by the Company as of his or her date of hire and (ii) with respect to any participant hired after the effective date of the LTIP, any other prior service recognized by the Compensation Committee.

The Compensation Committee, in its discretion, may consider a participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her normal retirement age. In addition, the Compensation Committee has the authority, in its discretion, to grant stock options under the LTIP (i) that are not subject to accelerated vesting and an extended exercise period upon retirement on or after attainment of normal retirement age and (ii) stock options to participants who will attain normal retirement age within a specified period of time following the date of grant that will not be subject to accelerated vesting and/or an extended exercise period for some or all of the vested shares until a specified deferred date following attainment of normal retirement age.

Option awards under the LTIP are usually subject to “clawback” provisions (but may not be in the Compensation Committee’s discretion), whereby, if a participant competes with us within one year of his or her voluntary resignation or termination for cause (either such resignation or termination referred to in this Proposal 2 as a “Termination”), then the participant may be required to make certain payments to the Company. In the case of options exercised within one year of Termination, the participant may be required to remit to us an amount equal to the fair market value of the option shares, computed on the date of exercise, minus the aggregate exercise price for the options.

As used in the LTIP, “cause” means, as reasonably determined by our Board or the Compensation Committee in good-faith, (i) gross misconduct or gross neglect by the participant in the discharge of his or her duties, (ii) the participant’s breach of any policy or written agreement with us, (iii) proven dishonesty in the performance of the participant’s duties, (iv) the participant’s conviction or plea of guilty or nolo contendere to a felony or crime of moral turpitude or (v) alcohol or drug abuse by the participant.

The status of each stock option granted to an employee as either an incentive stock option or a nonqualified stock option will be designated by the Compensation Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options.

If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of our stock, then the term of that option may not exceed five years, and the option exercise price must be at least 110% of the fair market value of our common stock on the date of grant.

The option exercise price upon exercise may, at the discretion of the Compensation Committee, be paid by an optionee in cash, other shares of our common stock owned by the optionee which are “qualifying shares”, or by a combination of cash and qualifying shares. Qualifying shares are shares of our common stock which the optionee has owned for more than six months and paid for under the provisions of Rule 144 of the Securities Act or were purchased by the optionee in the public market. The Compensation Committee has also approved procedures established for same-day sales through a broker to enable optionees to make cashless exercises.

The LTIP prohibits the repricing of stock options.

Restricted Stock Grants and Provisions

The Compensation Committee has discretion to authorize grants of restricted stock awards. A restricted stock grant entitles the recipient to receive, at no cost, shares of our common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include dividend and voting rights, and they are effective as soon as restricted stock is granted, and issuance of the restricted stock is recorded by our transfer agent.

A grant of restricted stock will be subject to non-transferability restrictions, forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee may determine at the time of grant. Grants of restricted stock generally vest at the rate of 20% per year on anniversary dates of the date of grant and fully vest at the end of five years from the date of grant.

Shares cease to be restricted and will be deemed “vested” after the lapse of all restrictions. The Compensation Committee may in its discretion waive any condition or restriction related to a grant of restricted stock or accelerate the dates on which a grant of restricted stock vests.

Except as provided in an award agreement, a participant generally will become fully vested in all shares of restricted stock upon retirement on or after normal retirement age (as described above) and may become fully vested in whole or part upon permanent and total disability or death. If an employee participant’s employment is terminated for any other reason prior to shares of restricted stock becoming vested, such shares will be forfeited unless otherwise determined in the discretion of the Compensation Committee.

Restricted stock awards are typically subject to similar clawback provisions as stock option awards, except that, if a participant competes with us within one year of his or her Termination, the participant may be required to remit to us an amount equal to the fair market value of the shares that vested within one year of Termination, calculated as of the date of vesting.

Performance Awards and Provisions

The Compensation Committee and, to the extent applicable, the Subcommittee may grant performance awards, which are restricted stock grants under which the recipient’s right to receive shares of our common stock is based upon satisfaction of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of the grant, the Compensation Committee will establish the maximum number of shares of our common stock subject to each performance award and the performance period over which the performance applicable to the award will be measured. A performance period cannot be shorter than our fiscal year. A performance award is forfeited if the recipient’s employment or service terminates during the applicable performance period in a manner similar to a restricted stock award, except as otherwise determined by the Compensation Committee.

The right to receive our common stock pursuant to a performance award may be contingent upon satisfaction of performance factors and targets established by the Compensation Committee prior to the beginning of the performance period. The performance measures and targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies or relative to one or more indices.

The performance measures may be based upon:

•	net income as a percentage of revenue;

•	earnings per share;

•	return on net assets employed before interest and taxes (RONAEBIT);

•	operating margin as a percentage of revenue;

•	safety performance relative to industry standards and the Company’s annual target;

•	strategic team goals;

•	net operating profit after taxes;

•	net operating profit after taxes per share;

•	return on invested capital;

•	return on assets or net assets;

•	total stockholder return;

•	relative total stockholder return (as compared to a peer group of the Company);

•	earnings before income taxes;

•	net income;

•	free cash flow;

•	free cash flow per share;

•	revenue (or any component thereof);

•	revenue growth; and/or

•	any other performance objective approved by the stockholders in accordance with Section 162(m) of the Internal Revenue Code.

Specific performance factors and targets may also relate to and be determined in terms of individual performance and our performance when evaluated against comparable companies, peer or industry groups or other indices.

To ensure compliance with the requirements of deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee (and, to the extent applicable, the Subcommittee) must establish performance goals and targets prior to the beginning of the performance period for which the goals relate, and the Compensation Committee may not increase any award or, except in the case of qualified terminations of employment or service, waive the achievement of any specified goal or target. Any issuance of shares of our common stock under a performance award is conditioned on the written certification of the Compensation Committee that the performance goals and targets and any other material conditions were satisfied.

Awards to Non-Employee Directors

The LTIP provides for certain automatic grants of nonqualified stock options or awards of restricted stock to non-employee directors. The LTIP initially provided that, upon election or appointment to our Board of Directors, a new non-employee director who has not previously served as one of our directors receives an automatic grant of nonqualified stock options to purchase 15,000 shares of our common stock. Each other non-employee director re-elected at, or continuing to serve following, each annual stockholders meeting receives an automatic grant of nonqualified stock options to purchase 6,000 shares of our common stock. Our Board of Directors may determine, from time to time, to provide for a different number of shares to be subject to the automatic grants of nonqualified options to non-employee directors or to make awards of restricted stock to non-employee directors. These automatic grants or awards are effective on the date of each annual stockholders meeting. Currently, each incumbent non-employee director receives an annual automatic grant of 3,000 restricted shares. New non-employee directors receive an initial grant of 5,000 restricted shares as the total award during the year in which they are elected or appointed to our Board of Directors.

Except as provided in an award agreement, a non-employee director participant generally will become fully vested in all shares of restricted stock upon retirement on or after normal retirement age (as described above) and may become fully vested in whole or part upon permanent and total disability or death. If a non-employee director terminates his or her service other than for retirement with the consent of the Board or if his or her service is terminated for cause prior to shares of restricted stock becoming vested, such shares will be forfeited unless otherwise determined in the discretion of the Committee.

Provisions Relating to a Dissolution, Liquidation, Reorganization or Change in Control

The LTIP provides certain benefits in the event of a dissolution, liquidation, reorganization or change in control of the Company. If the Company is dissolved or liquidated, all outstanding awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse upon such date to be fixed by the Compensation Committee. The Compensation Committee will provide written notice to each participant at least 30 days in advance of the fixed date. Any stock options that are not exercised will terminate on the fixed date.

Upon the occurrence of a reorganization, we will negotiate for the surviving entity or other purchaser involved to assume all of our obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value in capital stock of the surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the reorganization. Any stock options that are not exercised will terminate on the effective date of the reorganization.

Under the LTIP, the term “reorganization” means any merger, consolidation, sale of all of our assets, or sale by the Company of securities in a negotiated transaction through which we become a wholly-owned subsidiary of another company.

If the employment of a participant is terminated without cause or if a participant resigns from his or her employment for good reason within the two-year period following a change in control of the Company, all of his or her outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. Any stock options that are not exercised by the participant will terminate 90 days after the date his or her employment terminates or such other date as may be determined by the Compensation Committee. The Compensation Committee, in its discretion, may elect to issue LTIP awards that will not be subject to accelerated vesting if the participant’s employment is terminated for certain specified reasons following a change in control.

A change in control is deemed to occur if:

•	any person acquires beneficial ownership of 50% or more of our voting securities; or

•	there is a change in the composition of a majority of the then-incumbent Board of Directors, as defined in the LTIP.

Other Modifications

In the event of specified changes in our capital structure, the Compensation Committee will have the power to adjust the number and type of shares authorized by the LTIP (including any limitations on individual awards) and the number, option exercise price or types of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments in awards under the LTIP.

Other Provisions Applicable to Awards

Awards are non-transferable except by disposition following death.

The Compensation Committee may authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

We have established a Securities Trading Policy and Procedure which governs disclosure and trading on inside information and prohibits directors, officers and certain managers from trading our common stock during certain specified regular or special blackout periods. In respect to any participant subject to our Securities Trading Policy and Procedure, if a stock option term ends or a restriction period for a restricted stock award lapses during a blackout period, such option term or restriction period is automatically extended to the second business day following the end of that blackout period.

Term and Amendment of LTIP

The LTIP became effective January 1, 2005. No awards may be granted under the LTIP after December 31, 2014, and the LTIP terminates once all awards have been satisfied or exercised, or expire. The Compensation Committee, in its discretion, may terminate the LTIP at any time with respect to any shares of our common stock for which awards have not previously been granted.

The Compensation Committee may amend the LTIP at any time; however, any change that would negatively impact the rights of a participant with respect to an outstanding award must be agreed upon by the participant. An amendment must receive stockholder approval if it changes the class of eligible individuals, increases the number of shares of our common stock that may be issued under the LTIP or involves any other material revision as determined under the rules of the NYSE.

Material Federal Income Tax Consequences

The following is a brief summary of certain of the United States Federal income tax consequences relating to the LTIP based on federal income tax laws currently in effect. This summary applies to the LTIP as normally operated and is not intended to provide or supplement tax advice to employees or non-employee directors. This summary contains general statements based on current United States Federal income tax statutes, regulations and guidance. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The LTIP is not qualified under Section 401(a) of the Internal Revenue Code.

The Internal Revenue Code provides that a participant granted a nonqualified stock option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize income upon the exercise of a nonqualified stock option to the extent that the fair market value of our common stock on the date of exercise exceeds the option exercise price. We are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on reporting federal income tax with respect to the amount of that compensation. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss, although there will be no tax consequences for us. This assumes that the shares represent a capital asset when held by the participant.

The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset when held by the employee.

The statutory holding period lasts until the later of:

•	two years from the date the option is granted; or

•	one year from the date the common stock is transferred to the employee pursuant to the exercise of the incentive stock option.

If the employment and statutory holding period requirements are satisfied, we may not claim a federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the employee is the lesser of:

•	the fair market value of the common stock on the date of exercise minus the option exercise price or

•	the amount realized on disposition minus the option exercise price,

and any excess of the amount realized on disposition over the fair market value of the common stock on the date of exercise is long-term or short-term capital gain or loss, assuming the shares represent a capital asset when held by the employee. We are entitled to a federal income tax deduction in an amount equal to any ordinary income realized by the employee.

An award of restricted stock does not result in taxable income to the participant on the date of grant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the fair market value of the common stock at the time of issuance. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the transfer restrictions or the substantial risk of forfeiture. When either the transfer restrictions or the substantial risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the date of lapse. Any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the transfer restrictions or the substantial risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt.

Generally, a participant will not recognize any taxable income upon the grant of performance awards. When the participant is issued shares of our common stock because the performance goals under the award have been satisfied, the fair market value of the shares of our common stock received in payment for such awards generally is taxable to the participant as ordinary income.

As a general rule, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the LTIP. The amount of the deduction is the amount of the award that is considered reasonable compensation under the Internal Revenue Code.

The exercisability of a stock option, the payment of a performance award or the elimination of restrictions on restricted stock may be accelerated, and special settlement rights may be triggered and exercised as a result of a reorganization or change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for the portion of any parachute payment which is subject to excise tax.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe that the LTIP is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Stockholder approval is required to approve the proposed amendment to the LTIP, and we are soliciting reapproval of the LTIP, as amended, by our stockholders in order to qualify for the income tax deduction under Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends that stockholders vote “FOR” the approval of the amendment to the 2005 Long-Term Incentive Plan and the reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL 3

RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

Our Audit Committee has appointed the accounting firm of KPMG to serve as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 31, 2009. KPMG has served as our independent auditors for the fiscal year ended December 31, 2002 and thereafter, having been duly appointed by the Board of Directors or by the Audit Committee in conformity with the then applicable rules. Representatives of KPMG are expected to be present at the Meeting to respond to questions and to make a statement should they so desire.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2009.

Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Under the policy, we submit an itemized listing of all services for which pre-approval is requested to the Audit Committee. Such itemized listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes a determination that such service qualifies as a permitted non-audit service and an explanation as to why the provision of such service would not impair the independence of the auditors.

Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended December 31, 2008 and 2007 by KPMG and its affiliates, were as follows (in thousands):

	2008	2007

Audit Fees(1)	$1,677	$1,497
Audit-Related Fees	—	—
Tax Fees(2)	167	145
All Other Fees	—	—

	$1,844	$1,642

(1)	Includes fees for the audit of our annual consolidated financial statements, audit of the effectiveness of our internal control over financial reporting, reviews of condensed consolidated financial statements included in our Forms 10-Q, statutory audits, regulatory attestation services and procedures conducted in connection with consents to incorporate their reports into registration statements filed with the SEC for the respective years.

(2)	Tax fees during 2008 are for tax compliance services. Tax fees during 2007 include approximately $119,000 for tax compliance services and $26,000 for tax planning and advice.

Our Audit Committee pre-approved the services provided during 2007 and 2008 described above in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, was applicable. Our Audit Committee has considered whether the provision of the non-audit services by KPMG were compatible with maintaining KPMG’s independence.

CORPORATE GOVERNANCE

Board of Directors; Meetings and Committees

Our Board of Directors met nine times during the year ended December 31, 2008. During 2008, our Board had two standing committees, the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selected a Committee Chairman from its members. During 2008, each incumbent director attended at least 75% of the meetings held by our Board and the committees of which he or she was a member. Our Board has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent, as the term is defined by SEC rules and the Corporate Governance Standards of the NYSE, and have no material relationships with us. Accordingly, a majority of our Board is currently independent as required by SEC rules and NYSE Corporate Governance Standards. The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board and during several of the special meetings of the Board that were convened during 2008. Only independent directors serve on the Board’s standing committees.

Director Attendance at the Meetings of Stockholders

The ENSCO Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board of Directors shall attend our Annual Meetings of Stockholders and also shall attend any and all special stockholders meetings which may be duly convened. Seven of the eight incumbent directors and all three non-incumbent director nominees attended our 2008 Annual Meeting of Stockholders.

Other Governance Matters

Over the past several years, our Nominating, Governance and Compensation Committee (the “Compensation Committee” or the “Committee”) and Board of Directors approved several corporate governance initiatives, many of which were in response to SEC and NYSE rule revisions.

Upon the recommendation of the Committee, our Board of Directors approved the ENSCO Code of Business Conduct Policy (“Ethics Policy”) and the ENSCO Corporate Governance Policy, both of which are published in full in the Corporate Governance section of our website (www.enscointernational.com/ENSCO/governance.asp) and are available in print upon request without charge. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

During 2008, the Committee and Board of Directors engaged in a comprehensive review of our governance policies and practices with the objective of implementing revisions which would constitute best practices and would be responsive to issues of concern to the investment community. As a result, the Committee and Board approved revisions to the ENSCO Corporate Governance Policy to address best practices and revised NYSE listing standards with the most substantive revisions relating to the NYSE listing standards for director independence. Additionally, during November 2008, on the recommendation of the Committee, our Board approved an amendment to our bylaws to provide clear guidelines for submission of stockholder proposals and director nominations.

Our Ethics Policy applies to all of our directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Our Ethics Policy addresses all of the NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and the U.S. Foreign Corrupt Practices Act (“FCPA”). No waivers of the provisions of our Ethics Policy have been requested or granted since the Ethics Policy was first issued on November 1, 2002.

Pursuant to our Ethics Policy, we established provisions for confidential and anonymous submission of reports of non-compliance with our policies, practices, standards and procedures to a management committee and also established means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to the Chairmen of our two standing Board committees. Additional Ethics Policy provisions addressing requests for, and submission of, responses to whistleblower reports and references to our Fraud Detection and Prevention Policy were approved during 2004.

During 2005, we amended our Ethics Policy to require all our employees, officers and directors to report any known or planned violations of the Ethics Policy and to expressly state that all transactions involving our Company must be recorded in our books and records. During 2007, we amended our Ethics Policy to supplement the provisions regarding compliance with FCPA and to implement various ministerial changes. We further amended our Ethics Policy in November 2008 to add new provisions addressing (1) fair dealing with employees and customers and (2) waivers. Except as respects the provisions which were added or modified during 2004, 2005, 2007 and 2008 as aforementioned, there have been no substantive revisions or amendments to our Ethics Policy.

The governance practices adopted by our Board of Directors address all of the NYSE content requirements, including an annual self-evaluation of the Board and its committees, and annual reviews of the committee charters, our Ethics Policy and the ENSCO Corporate Governance Policy. Our governance practices provide that the independent director members of the Board shall conduct regular executive sessions without management (which alternately are chaired by the Chairmen of our Board’s two standing committees) and a formal annual evaluation of our CEO’s performance. Our Board fulfilled these requirements during 2008.

The ENSCO Corporate Governance Policy states that a substantial majority of the Board of Directors shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Except as respects their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board’s standing committees. In this regard, our Board has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey are independent and have no material relationship with us. Accordingly, a substantial majority of our Board is currently independent as defined above.

As respects the independence determinations relating to Directors Clark and Gaut, respectively, our Board of Directors made its determinations with knowledge of the following:

•	Director Clark served as President and Chief Operating Officer (“COO”) of Baker Hughes Incorporated from February 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Ensco engages in incidental business with Baker Hughes and paid Baker Hughes $10,816, $18,077 and $62,714 for materials, services or customer reimbursable items during 2008, 2007 and 2006, respectively.

•	Director Gaut served as President of Halliburton’s Drilling and Evaluation Division from January 2008 until April 8, 2009. Prior to assuming that position, he served as Executive Vice President and Chief Financial Officer of Halliburton Company. Halliburton has certain business relationships with our Company, primarily involving positioning of Halliburton cementing units and other equipment on some of our drilling rigs on a free-placement basis. Ensco also engages in incidental business with Halliburton and paid Halliburton $434,944, $34,938 and $50,990 for materials, services or customer reimbursable items during 2008, 2007 and 2006, respectively. Prior to joining Halliburton in March 2003, Director Gaut was an executive officer of our Company.

Notwithstanding the foregoing business relationships, our Board of Directors concluded that said relationships have not and will not affect the independence of either Director Clark or Director Gaut and that they are independent, as the term is defined by SEC rules and Corporate Governance Standards of the NYSE.

The ENSCO Corporate Governance Policy provides that we shall establish a process by which stockholders and other interested parties may communicate directly with our Board of Directors, any committee of the Board, the non-employee directors as a group or any individual director. The established process, which is published on our website (www.enscointernational.com/ENSCO/governance.asp), provides a means for submission of such interested parties’ communications via an independent, third party mail forwarding service. Such communications may be submitted by mail, addressed as follows: Ensco Stockholder Communications, 5600 W. Lovers Lane, Suite 116, Box #130, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then presiding Chairmen of our Board’s standing committees and will not be screened by management.

Our Board of Directors, its standing committees and management are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, our website has a direct link to the SEC’s EDGAR system relating to our SEC filings, including all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Corporate Governance section of our website (www.enscointernational.com/ENSCO/governance.asp) contains our Audit Committee Charter, the Nominating, Governance and Compensation Committee Charter, the ENSCO Corporate Governance Policy and our Ethics Policy, copies of which also are available in print upon request without charge. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331. Additional data available in the Corporate Governance section of our website include information on the composition and functions of the Board and its committees as well as instructions for submission of whistleblower reports and submission of general stockholder communications to our Board.

Audit Committee

We have established and maintained an Audit Committee in accordance with the rules promulgated under the Exchange Act. Our Audit Committee appoints a firm of independent auditors to examine, review and audit our consolidated financial statements, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews our financial condition and results of operations and makes inquiries as to the adequacy of our financial and accounting controls. Our Audit Committee met nine times during 2008. Our Audit Committee currently consists of Chairman Gerald W. Haddock, Dr. Rita M. Rodriguez, Keith O. Rattie and Paul E. Rowsey, III, all of whom meet the independence criteria of audit committee members prescribed by the SEC and the NYSE. None of the members of our Audit Committee serve on more than three U.S. public company audit committees.

Our Board of Directors has determined that each of the four members of the Audit Committee, Chairman Haddock, Dr. Rodriguez, Mr. Rattie and Mr. Rowsey, meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board of Directors and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members as follows: Mr. Haddock, with a Bachelor of Business Administration Degree in Accounting and Masters of Laws in Taxation and Business Administration Degrees, actively supervised the principal financial officer of Crescent Real Estate Equities Company; Dr. Rodriguez, with Bachelor of Business Administration in Accounting and Masters of Business Administration Degrees and a PhD in Economics and Finance, served as a full-time director of the Export-Import Bank of the United States; Mr. Rattie, with Bachelor of Electrical Engineering and Masters of Business Administration Degrees, serves as Chairman, President and Chief Executive Officer of Questar Corporation and actively supervises its principal financial officer; and Mr. Rowsey, with a Bachelor of Arts in Management Science, actively supervises the principal accounting officer of E2M Partners, LLC.

In November 2008, our Audit Committee considered several proposed changes to the Audit Committee Charter. At that time, the Audit Committee determined that the proposed revisions should be subject to further review and consideration. In April 2009, on recommendation of the Audit Committee, our Board of Directors approved an amendment to the Audit Committee Charter which primarily addressed best practices and compliance with the intent and purpose of recently revised SEC and NYSE rules. The amendment also addressed recommendations of a consultant that conducted a Quality Assurance Review of our internal audit function and provisions recommended by the Audit Committee’s outside counsel. The most substantive changes address recent changes in applicable accounting rules, including the adoption of Statement on Auditing Standards No. 114 and Public Company Accounting Oversight Board Rule 3526.

Related Party Transactions

In accordance with our Audit Committee Charter, except as respects compensatory agreements with our officers or directors that fall within the purview of the Nominating, Governance and Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between our Company, any of our subsidiaries or affiliates and any of our officers or directors, or relatives or affiliates of any such officers or directors, to ensure that such “related-party” transactions are fair and are in our overall best interest. No transactions requiring such approval occurred during 2008.

H.E. Malone, Jr., Vice President — Finance of our subsidiary ENSCO Offshore International Company, is the brother-in-law of Carl F. Thorne, our former Chief Executive Officer and former Chairman of our Board of Directors who retired on May 22, 2007. On February 28, 2007, we entered into a Retirement Agreement with Mr. Thorne that provided for Mr. Thorne to receive certain equity awards and cash payments. For more information regarding Mr. Thorne’s Retirement Agreement, including the approximate dollar value of transactions with Mr. Thorne during 2008, see “Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments” in the Compensation Discussion and Analysis section of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of ENSCO International Incorporated (the “Company”) is comprised of four independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and in the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To fulfill its responsibilities, the Audit Committee met nine times during the Company’s 2008 fiscal year.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors employed by the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent auditors.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of Public Company Accounting Oversight Board Rule 3526 regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

The Audit Committee has recommended and the Board of Directors, in the exercise of its business judgment, is expected to approve (as will be confirmed by a majority of the directors’ signatures thereon) inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company’s management and independent auditors.

Submitted by the Audit Committee,

Gerald W. Haddock, Chairman
Keith O. Rattie
Rita M. Rodriguez
Paul E. Rowsey, III

February 25, 2009

In accordance with the recommendation of the Audit Committee, our Board of Directors approved inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, and all of our directors acknowledged such approval by signing the Annual Report on Form 10-K as filed with the SEC on February 26, 2009.

Nominating, Governance and Compensation Committee

The principal functions of our Nominating, Governance and Compensation Committee are to select, identify and screen candidates for nomination to our Board of Directors, to recommend composition of committees of our Board, to recommend our officers, to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding our various benefit plans, independently or in conjunction with our Board of Directors, as appropriate. To fulfill its responsibilities, the Committee met five times during 2008. The Committee currently consists of Chairman Thomas L. Kelly II, David M. Carmichael, J. Roderick Clark and C. Christopher Gaut, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee and on a compensation committee.

The Committee has established an Executive Compensation Subcommittee (the “Subcommittee”), which consists of Chairman Thomas L. Kelly II, David M. Carmichael and J. Roderick Clark, all of whom qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Subcommittee has been delegated authority to qualify compensation paid by the Company for deductibility under Internal Revenue Code Section 162(m).

Compensation Committee Interlocks and Insider Participation

As of December 31, 2008, the members of the Nominating, Governance and Compensation Committee were Chairman Thomas L. Kelly II, David M. Carmichael, J. Roderick Clark and C. Christopher Gaut. Mr. Gaut served the Company from 1988 to 2003 in various capacities including Chief Financial Officer. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

Director Nominations

Our Nominating, Governance and Compensation Committee, with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when and as deemed appropriate, we may retain the services of a third party to identify, evaluate or assist the Committee and Board in evaluating potential director nominees. Our Board of Directors is responsible for nominating individuals to serve on our Board.

Pursuant to the ENSCO Corporate Governance Policy, candidates nominated for election or re-election to our Board of Directors should possess the following qualifications:

•	personal characteristics, including:

—	highest personal and professional ethics, integrity and values,

—	an inquiring and independent mind, and

—	practical wisdom and mature judgment,

•	experience at the policy-making level in business, government or education,

•	expertise that is useful to our Company and complementary to the background and experience of other Board members (In this regard, previous executive and Board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable.),

•	willingness to devote the required amount of time to perform the duties and responsibilities of Board membership,

•	commitment to serve on the Board over a period of several years to develop knowledge about our principal operations,

•	willingness to represent the best interests of all stockholders and objectively appraise management performance, and

•	no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our stockholders.

The Compensation Committee will evaluate the qualifications of each director candidate, including nominees recommended by stockholders, against these criteria in making recommendations to our Board of Directors concerning director nominations. The Compensation Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the aforesaid criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates. We may identify potential director candidates from a number of sources, including recommendations from directors, management, stockholders and executive recruiting firms retained for such purpose.

The Compensation Committee will consider director nominations timely made by stockholders pursuant to the requirements of our bylaws referred to in the “Information Concerning Stockholder Proposals” section of this Proxy Statement. Any stockholder who intends to nominate a candidate for election as a director at the 2010 Annual Meeting must use the procedures set forth in our bylaws, which provide that nominations of persons for election to the Board of Directors at an Annual Meeting of Stockholders may be made at the Annual Meeting by any stockholder entitled to vote on the election of directors at the meeting who timely complies with the notice procedures described below.

A stockholder’s notice must be in proper form and, to be timely, must be delivered to or mailed to and received by our Secretary at our principal executive offices not less than 50 days nor more than 75 days prior to the first anniversary of our prior year’s annual meeting, subject to any other requirements of law; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not less than 50 days nor more than 75 days prior to the annual meeting, or, if less than 65 days prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the fifteenth day following the day on which public announcement of the date of the meeting was first made. The first anniversary of last year’s annual meeting is May 22, 2009. Any such nomination must also comply with the other provisions contained in our bylaws relating to nominations of persons for election to the Board of Directors.

We did not receive any nominations for director made by any person or group beneficially owning more than 5% of our common stock by the date that was 120 days before the anniversary of the date on which our Proxy Statement was sent to stockholders in connection with the previous year’s Annual Meeting.

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

The functions of the Nominating, Governance and Compensation Committee (the “Committee”) of the Board of Directors of ENSCO International Incorporated (the “Company”), among others, are to oversee and recommend matters of corporate governance and to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company’s various benefit plans and to continually assess the effectiveness of these programs in consideration of the stated compensation strategy, independently or in conjunction with the Board of Directors, as appropriate. The Committee operates independently of management.

The Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2008 with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.

Submitted by the Nominating, Governance and Compensation Committee,

Thomas L. Kelly II, Chairman
David M. Carmichael
J. Roderick Clark
C. Christopher Gaut

April 6, 2009

In accordance with the recommendations of the Nominating, Governance and Compensation Committee, our Board of Directors approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement during a regular meeting of the Board held on April 7, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Use of Outside Experts and External Data

Our Nominating, Governance and Compensation Committee (for purposes of this report, the “Compensation Committee” or the “Committee”) in carrying out its responsibility for establishing, implementing and monitoring the effectiveness of our executive compensation philosophy has the independent authority to rely on outside experts to assist in its deliberations. During 2008 and 2009, the Committee and its Executive Compensation Subcommittee (the “Subcommittee”) utilized or received compensation advice and data from outside advisors including Equilar, Inc. (“Equilar”), an executive and director compensation benchmarking service, and Pearl Meyer & Partners (“PM&P”), which was retained to serve as a compensation consultant to the Committee in November 2008.

The data provided by Equilar and general surveys of industry practices, as well as proxy statement compensation disclosures, were utilized by our Human Resources Department and our Compensation Committee for comparative purposes and to establish benchmarks for various components of compensation for our employees, executive officers and directors. The Compensation Committee also received data regarding compensation trends, issues and recommendations from management, including Michael K. Wiley, our General Manager-Human Resources and Security (who attends all Committee meeting general sessions).

Market data regarding executive and director compensation were utilized for comparative purposes to assist in establishing reference points for the principal components of compensation. Equilar, general surveys of industry practices and proxy statements were also utilized to provide information to the Compensation Committee on compensation trends in the general marketplace and, where available, as respects other drilling and oilfield service companies. Equilar has no authority to make compensation recommendations or decisions, and the information received from this firm was utilized by our Human Resources Department and Compensation Committee primarily for benchmarking purposes. PM&P is expected to assist the Committee in a comprehensive review of our compensation and benefit plans during 2009. During late 2008, PM&P assisted the Committee in the establishment of 2009 ECIP performance goals, but did not have any authority beyond serving as a consultant and advisor to the Committee.

Industry Conditions and Implications of Market Forces

Our Compensation Committee recognizes the need to provide appropriate compensation and benefits to attract and retain employees, including executive officers.

During the first half of 2008, the Committee focused on the tight labor market and intense competition which existed in the drilling industry, having recognized that competition for skilled personnel may increase further as new offshore rigs under construction enter the marketplace. An expressed aspect of the Company’s vision statement is “to be the clear choice among employees, customers and investors”, and the Committee urged management and our Human Resources Department to focus upon employee and executive officer development, training and succession planning, with emphasis on compensation and benefit programs designed to attract and retain personnel. While these principles remain applicable, the global economic downturn and resulting impact on our business and markets have recently caused us to curtail, reduce or stabilize some of our compensation programs, including a determination by the Committee that there will be no increases in executive officer base salaries in 2009.

Our basic underlying philosophy for executive officer compensation is to utilize competitive performance-based compensation to attract, employ, retain and reward individuals capable of leading us to achieve our business objectives. The objectives include financial, operational and safety performance, preservation of a strong balance sheet, strategic and opportunistic enhancement of our asset base and positioning assets in markets that offer prospects for long-term growth in profitability, all of which we believe will serve to add stockholder value.

Overall operational efficiency and safety performance are among our core values and key business objectives. The accomplishment of these business objectives is measured against specific annual goals and published industry safety standards and serves as a means of determining performance-based compensation. Our executive compensation philosophy also includes the concept that bonus compensation should increase when we have strong financial performance and should decrease when we have weak financial performance.

Plan Amendments and Related Activities

Our Compensation Committee conducted a comprehensive review of our compensation and benefits philosophy during 2004. This review resulted in the development of the ENSCO 2005 Cash Incentive Plan (“ECIP”) and the 2005 Long-Term Incentive Plan (“LTIP”), both of which were approved by our stockholders at the 2005 Annual Meeting of Stockholders. Although there were no material changes to the ECIP, the LTIP or the executive compensation philosophy during 2006 and 2007, the Committee approved several new performance-based and retentive compensation initiatives during this period which were designed to motivate and retain senior field personnel in recognition of the highly competitive industry labor market at that time.

Our Compensation Committee continued to review and refine its philosophy in respect of compensation and benefits at all levels throughout our Company during 2007 and 2008. This included a comprehensive review of the performance measures for bonus awards under the ECIP and a review of the types and amounts of share-based equity to be awarded under the LTIP. During 2007, the Committee awarded equity entirely in restricted stock to all LTIP participants except executive officers and managers at or above the General Manager level and, during 2008, awarded equity entirely in restricted stock to all LTIP participants. This shift away from stock options resulted from a focus on the competitive forces facing our Company, including increased employee turnover and competitor compensation practices, and the belief that restricted stock constitutes an effective use of equity awards to retain key management and supervisory personnel. Our adoption of FAS 123(R), which requires expense recognition of stock option awards, and a desire to optimize the effectiveness of share-based compensation were also factors in these decisions.

In November 2006, our Compensation Committee approved and recommended, and our Board of Directors approved, an amendment to the LTIP to authorize issuance of equity awards that are not subject to early vesting and, as respects options, will not remain exercisable for the entire option term following retirement after achieving the service time and age criteria of “normal retirement age” as defined in the LTIP. In April 2008, our Compensation Committee approved and recommended, and our Board of Directors approved, an amendment to the LTIP to authorize issuance of restricted stock that is not subject to early vesting in the event of termination of employment for certain reasons specified in the LTIP following a change in control. Commencing in April 2008, our Compensation Committee approved issuance of certain restricted stock awards that are not subject to early vesting for any reason.

In May 2008, our Compensation Committee approved and recommended, and our Board of Directors approved, an amendment to the LTIP which authorized issuance of equity awards, whether in the form of restricted stock or stock options, with a designated deferral of the applicability of the provisions addressing early vesting following retirement and, as respects options, that will not remain exercisable for the entire option term after achieving the service time and age criteria of “normal retirement age” as defined in the LTIP. The amendments discussed in this and the prior paragraph were intended to facilitate issuance of equity that would not be subject to early vesting in whole or part so as to enhance the retentive aspects of the associated awards and grants.

The migration to granting annual equity entirely in restricted stock over the past few years has largely depleted the number of shares available for future issuance as restricted stock under the LTIP. Accordingly, our Compensation Committee approved and recommended, and our Board of Directors approved, an amendment to the LTIP in November 2008 to increase the number of shares which may be granted as restricted stock from 2,500,000 to 6,000,000, without increasing the total number of shares authorized under the LTIP (10,000,000). This amendment is subject to stockholder approval as set forth in Proposal 2 of this Proxy Statement. Additionally, the November 2008 amendment of the LTIP amended the definition of “Covered Employee” to conform to guidance issued by the Internal Revenue Service, refined language regarding the manner in which shares are determined to be available for issuance under the LTIP and clarified language pertaining to the methodology by which shares withheld at the election of LTIP participants to satisfy withholding tax obligations are processed.

In March 2008, our Compensation Committee approved and recommended, and our Board of Directors approved, an amendment to the ENSCO Savings Plan that specified the investment funds available for participant investment, provided a limitation on the portion of a participant’s contribution and account balances that may be invested in our Company’s stock fund and provided for automatic enrollment of newly-employed eligible participants. The amendment also included provisions directed towards compliance with the quarterly benefits statement and certain other provisions of the Pension Protection Act of 2006, changed the default investment fund for new participants and specified related procedures in compliance with the Qualified Default Investment Alternative regulations promulgated by the Department of Labor. The ENSCO Savings Plan was further amended in November 2008 to address the impact of the new Ensco Multinational Savings Plan (as discussed below), update available investments and “true-up” certain Company matching contributions upon the approval and recommendation of the Compensation Committee and approval of the Board of Directors.

In November 2008, our Compensation Committee approved establishment of the Ensco Multinational Savings Plan to create a vehicle to allow certain of our non-U.S. employees to defer current income for retirement in a manner similar to the ENSCO Savings Plan without being subject to U.S. tax withholding requirements. The Ensco Multinational Savings Plan essentially mirrors the features of the ENSCO Savings Plan in respect of vesting, matching contributions and profit-sharing provisions.

The 2005 Supplemental Executive Retirement Plan (“2005 SERP”) also was amended by our Board of Directors upon recommendation of the Compensation Committee in March and November 2008. The March 2008 amendments revised the available investment funds to be consistent with the funds offered to ENSCO Savings Plan participants, expanded the permissible investment options to provide for investments in a self-directed brokerage investment program, provided a limitation on the portions of a participant’s contributions and account balance that may be invested in our Company’s stock fund and specified the manner of account investment for any participant who fails to affirmly direct the investment of his or her account when he or she initially becomes eligible to participate in the 2005 SERP. The November 2008 amendments addressed compliance with new requirements of

Section 409A of the Internal Revenue Code. Similar amendments to the Non-Employee Director Deferred Compensation Plan were approved in March and November 2008. Amendments similar to the investment provisions of the 2005 SERP were approved for the pre-2005 Supplemental Executive Retirement Plan in March 2008.

As respects the ECIP, during 2008, the Compensation Committee approved and recommended, and our Board of Directors approved, amendments to permit a decrease of the amount of formula-driven calculated bonus awards for the Company’s senior officers by up to 25% based upon failure to achieve pre-established individual goals for 2008 and subsequent plan years. These amendments also permit the Compensation Committee (or, as respects certain compensation for our executive officers, the Subcommittee) to make a limited discretionary bonus award to any participant based on the achievement of the pre-established individual goals for the applicable plan year. The amendments approved during 2008 also conform the provisions of the ECIP to guidance and final regulations under Sections 162(m) and 409A of the Internal Revenue Code and address certain technical amendments.

Executive Officer Compensation Philosophy

Executive officer compensation is composed of three principal components: (1) base salary; (2) cash bonus; and (3) long-term incentives in the form of restricted stock and, in prior years, nonqualified stock options. Our Compensation Committee endeavors to achieve an appropriate combination of these three principal components for purposes of allocating between long-term and currently-paid compensation for executive officers, although total compensation is weighted more heavily in favor of long-term incentives.

We compete with oilfield service companies and other industries or professions for executive level talent. Compensation for our executive officers is measured by reference to the median of a peer group of oilfield service companies of a similar size and historical financial performance as approved by our Compensation Committee. During 2008, our peer group companies were BJ Services Company, Cameron International Corporation, Diamond Offshore Drilling Incorporated, Noble Corporation, Oceaneering International Incorporated, Patterson-UTI Energy Incorporated, Pride International Incorporated, Rowan Companies Incorporated, Superior Energy Services, Inc., Tidewater Incorporated, Transocean Incorporated and Weatherford International, Ltd.

Our Compensation Committee’s compensation philosophy generally designates the 50th percentile, or median, of our peer group companies as a target for aggregate base salary, cash bonus and long-term incentives. For our executive officers, cash bonuses are based upon pre-determined targets. When the ECIP was established, the target bonuses were intended to approximate the 50th percentile of our peer group companies. In recent years, ECIP cash bonuses paid to our executive officers were generally below this level. To compensate for this difference during 2007, the Committee awarded additional long-term incentives to approximate the 50th percentile of our peer group companies. Unlike several of our peer group companies, we do not provide defined benefit retirement plans, significant perquisites or other benefits and compensatory arrangements.

In establishing, implementing and administering our executive compensation philosophy, our Compensation Committee generally does not specifically consider amounts realizable from prior compensation, although such amounts are an inherent part of an overall subjective decision-making process. If the relevant performance measures utilized for a prior award or payment are restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment, the Committee would adjust or recover such award or payment or otherwise reduce compensation in accordance with the terms of the underlying plans and applicable laws, rules and regulations, including application of the provisions of the Sarbanes-Oxley Act of 2002 in the event of a restatement of our earnings.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer or any of its three other most highly compensated officers (other than the principal executive officer and principal financial officer), unless such compensation meets certain specific requirements. The Compensation Committee and the Subcommittee consider the implications of Section 162(m) and generally prefer to grant awards that will be deductible without limitation where doing so will further the purposes of our executive compensation philosophy. The Compensation Committee established the Subcommittee, which consists solely of two or more “outside directors” as defined by Section 162(m), to approve awards where tax deductibility is desired and approval by the

Subcommittee is necessary. The Compensation Committee will, however, take into consideration the various other factors, together with Section 162(m) considerations, in making executive compensation decisions.

As previously noted, PM&P was retained to serve as a compensation consultant to the Committee in November 2008. During 2009, it is contemplated that our executive compensation policy, including all components of compensation, our plans and plan administration, will be subject to a detailed review by the Committee in conjunction with PM&P.

Base Salary

Base salary is considered a critical component of compensation because it constitutes a current cash payment and reward to our employees at all levels, including executive officers, and is an essential factor in attracting and retaining qualified personnel. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals in a competitive industry labor market. Our Compensation Committee designates the 50th percentile of our peer group companies as a target for base salary because it generally believes our executive officers should receive a base salary which approximates the base salaries of their counterparts in other drilling and oilfield service companies.

To provide guidance to the Committee, comparative data are obtained from several sources, including Equilar, general surveys of industry practices and proxy statements. Actual salaries are based on the Committee’s assessment of each executive officer’s overall contribution to the achievement of our business objectives as well as comparisons to similar positions at our peer group companies. The annual salaries paid to our principal executive officer, principal financial officer and three other most highly compensated executive officers (the “Named Executive Officers”) are reported below in the Summary Compensation Table.

In response to the recent global economic downturn, which has adversely impacted our business and market conditions, our Compensation Committee has determined that there will be no increases in executive officer base salaries during 2009.

ECIP Cash Bonus

The ECIP annual cash bonuses paid to our executive officers and other management personnel are based upon pre-determined goals. The ECIP was approved by our stockholders effective January 1, 2005. Stockholder approval was obtained to satisfy certain requirements of Section 162(m) of the Internal Revenue Code regarding executive compensation (see discussion above). Our Compensation Committee and Subcommittee believe that a significant portion of executive officer bonus compensation should be tied to the performance of the executives as a group as measured by pre-established financial and non-financial goals, including strategic team goals.

A primary objective of the ECIP is to create a strong link between annual cash bonuses and achievement of specific goals and objectives. Under the ECIP, executive officers and other management employees may receive an annual cash bonus based upon achievement of pre-established financial, safety performance and strategic team goals. In special circumstances, a discretionary award may be approved. As described in the ECIP, except with respect to limited discretionary bonus awards based on the achievement (or non-achievement) of pre-established individual goals for a plan year, the authority to make discretionary awards primarily is intended to provide a means of redressing unanticipated inequities or to reward exemplary performance.

The ECIP uses performance bands to determine annual payments. For 2008, our Compensation Committee approved three performance bands: a minimum threshold, a target and a maximum. If the minimum threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the minimum threshold and the target and between the target and the maximum for each component. When the targets are achieved, ECIP cash bonus awards are intended to approximate the median of our peer group companies.

Our Compensation Committee administered the ECIP bonus awards for 2008 through application of pre-established performance measures. The bonus administration was largely formula-driven, based upon achievement of pre-established financial, safety performance and strategic team goals in relation to executive officer compensation. This resulted in a determination by the Committee and Subcommittee that the overall bonus calculation amounted to 189% of target.

As amended, the ECIP provides that achievement of pre-established individual goals for executive officers could result in a decrease in the formula-calculated award by up to 25% in the event achievement of pre-established individual goals significantly fails to meet the targeted goals. Conversely, achievement of pre-established individual goals that significantly exceeds targeted performance could result in a discretionary increase of the formula-calculated awards by up to 25%. The net impact of such adjustments on the executive officer ECIP bonuses as a group for 2008 was negligible.

The 2009 ECIP financial, safety performance and strategic team goals, their target ranges and their possible payouts are described in the Grants of Plan-Based Awards Table and accompanying footnotes. The actual amounts awarded for 2006, 2007 and 2008 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The bases for establishment of the financial, safety performance and strategic team goals and their associated target ranges are described in the discussion under the Grants of Plan-Based Awards Table.

Long-Term Incentives

A longstanding objective of our Compensation Committee has been to motivate, reward and retain our executive officers by means of equity compensation. Because the value of equity awards over time bears a direct relationship to the price of our common stock, the Committee believes equity awards under the LTIP constitute an effective incentive to create long-term value for our stockholders. The compensation philosophy is to grant share-based awards to key personnel to instill stockholder perspective and values in their performance and to provide a strong retention element in overall compensation.

Both restricted stock and nonqualified stock option grants have been used to motivate, reward and retain our executive officers and key employees through potential share value appreciation and equity accumulation. Equity accumulation is generally encouraged, and we adopted specific security ownership guidelines for our executive officers during 2007. The guidelines, which are included in the ENSCO Corporate Governance Policy, provide that each Named Executive Officer should hold a minimum of 10,000 shares of our common stock upon becoming a Named Executive Officer and should hold a minimum of 20,000 shares of our common stock after five years of continuous service as one of our Named Executive Officers.

The LTIP encourages participants to focus on our long-term performance and provides an opportunity for our executive officers and other key personnel to be aligned with stockholders through grants of restricted stock or stock options. Under the LTIP, equity awards are made annually by our Compensation Committee based on a combination of competitive data and an evaluation of individual performance. In determining the awards, the Committee considers contributions, impact on long-term stockholder value and the need to provide a strong retentive component in executive officer and key employee compensation.

Our Compensation Committee normally makes determinations regarding annual LTIP equity awards at its regular meeting held in May of each year. To provide a consistent approach to the timing of equity award issuance, the Committee has adopted a general policy of issuing annual equity on or about June 1 of each year. This policy was applied for the annual awards to our executive officers during 2008. Our Compensation Committee generally designates the median of our peer group companies as a target in respect of equity awards.

The annual LTIP equity awards issued on June 1, 2008 were in the form of restricted stock. The annual restricted stock grants vest (restrictions lapse) at a rate of 20% each year over a five-year period. Consistent with our understanding of general practices, including practices of our peer group companies, our unvested restricted shares have dividend and voting rights on the same basis as our outstanding common stock.

Our Compensation Committee adopted a practice of granting special equity awards to officers and key employees who are newly-hired or promoted. During 2008, such special awards were granted to two of our new executive officers. An award of 44,335 restricted shares was granted to John Mark Burns on June 2, 2008 following commencement of employment to serve as President of our principal offshore holding company, ENSCO Offshore International Company, and an award of 19,500 restricted shares was granted to Patrick Carey Lowe on August 18,

2008 following commencement of employment as our Senior Vice President with responsibility for safety, health and environmental matters, capital projects, engineering and strategic planning. All 2008 LTIP equity awards granted to our Named Executive Officers are reported in the Grants of Plan-Based Awards Table.

Other Executive Compensation Matters

We offer a variety of health and welfare and retirement savings programs to all eligible employees. Our executive officers and management generally are eligible for the same benefit programs on the same basis as our other domestic payroll employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs we offer include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Effective January 1, 2009, we offered the U.S. taxpayer employee participants in our health and welfare program the option of participating in a flexible spending account, thus permitting deferral of pre-tax dollars for use in paying qualified medical and childcare expenses.

Executive officers may participate on the same basis as other employees in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis. For 2008, the maximum total matching contribution available to executive officers and other employees who participated in the ENSCO Savings Plan (a qualified 401(k) plan) and the Supplemental Executive Retirement Plans (“SERP”) was 5% of eligible salary.

Discretionary profit sharing contributions, which are directly aligned with our financial performance and profitability, amounted to 10% of eligible wages for executive officers and other employees in respect of 2008. The profit sharing awards are determined annually by our Board of Directors, following due consideration of the recommendation of our Compensation Committee. The annual profit sharing distributions generally are limited to the lesser of 4% of annual net income or 10% of eligible employee wages. The matching contributions and profit sharing awards to our Named Executive Officers are reported in the All Other Compensation column of the Summary Compensation Table.

Executive officers participate in the SERP and may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Compensation Committee and ratified by our Board (50% for 2008, inclusive of the 5% 401(k) contribution). For 2009, maximum deferrals were specified by our Compensation Committee and ratified by our Board at 50% of base salary (inclusive of the 5% 401(k) contribution) and 100% of annual ECIP bonus payments. Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the ENSCO Savings Plan. Pursuant to an amendment of the SERP that became effective June 1, 2008, investments may be made in funds or publicly-traded securities on a self-directed basis. Additional information regarding deferred compensation is reported below in the Nonqualified Deferred Compensation Table.

Chief Executive Officer Compensation

Our independent directors believe the principal components of compensation for our Chief Executive Officer (“CEO”) should be subject to their review and concurrence or approval. Base salary, ECIP cash bonus and equity awards under the LTIP are reviewed and approved by our Compensation Committee on an annual basis following consultation with and concurrence by our independent directors. In March 2008, the Board of Directors approved the Compensation Committee’s proposal to amend the Committee Charter so as to provide that recommendations for CEO compensation shall be developed by the Committee (or, where appropriate, the Subcommittee), presented to the independent directors in executive session and approved by the Committee following consultation with, and concurrence by, the independent directors. The Committee Charter also was amended in April 2009 to address the formation of the Subcommittee and to define its role in administration of executive compensation that is intended to be deductible pursuant to Internal Revenue Code Section 162(m), which includes the ECIP bonus paid to our CEO in respect of 2008.

The base salary of our CEO is reviewed annually, consistent with our Compensation Committee’s salary administration policy for all executive officers as discussed above. The Committee considers adjustments to base salary based upon a subjective evaluation of our CEO’s contributions to our progress in achieving certain business objectives and by reference to the median salary paid to Chief Executive Officers by our peer group companies.

Following a review of executive officer compensation trends and competitive data provided by Equilar, general surveys of industry practices and proxy statements, our Compensation Committee, following consultation with, and concurrence by, the independent directors, approved a $53,625 increase in Mr. Rabun’s salary as our CEO from $825,000 to $878,625 effective July 1, 2008. The Committee believes the salary increase was appropriate in recognition of the performance achieved and was necessary to bring our CEO’s salary to the median range of Chief Executive Officers at our peer group companies.

In accordance with the terms of the ECIP, Mr. Rabun was awarded an ECIP cash bonus of $1,173,784 in 2009 relative to 2008 performance. This was composed of $744,000 based on achievement of financial performance measures, $324,384 based on strategic team goals and $105,400 based on achievement of safety performance measures. Pursuant to the LTIP, Mr. Rabun received an award of 76,665 restricted shares during 2008, as more fully described below in the Grants of Plan-Based Awards Table. Mr. Rabun’s ECIP bonus relative to 2008 performance and his 2008 annual equity award were determined by the Compensation Committee and, the Subcommittee, respectively, and were approved following consultation with, and concurrence by, the independent directors on April 7, 2009 and May 22, 2008, respectively. The equity award was issued to Mr. Rabun on June 1, 2008, and the ECIP bonus was paid to him in April 2009.

In evaluating 2008 CEO performance and setting Mr. Rabun’s overall compensation, our Compensation Committee, in consultation with our independent directors, considered several performance related factors including Mr. Rabun’s success in managing our general business in his second year as our CEO, the Company’s achievement of outstanding financial and safety performance under his stewardship, his role in the prudent and conservative management of our balance sheet, his participation in the selection and successful assimilation of two new executives into the senior management team, and his able management of our assets and human resources with a strategic focus.

Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments

Although we have not historically entered into employment, severance or change in control agreements with our executive officers, our Board of Directors and Compensation Committee deemed it appropriate to enter into such agreements in connection with succession planning activities involving the initial employment of Mr. Rabun and the promotion of Mr. Chadwick to his current position. During 2006, Mr. Rabun joined us as President and as a member of our Board of Directors with the expectation that he would succeed Mr. Thorne as our Chief Executive Officer on January 1, 2007. At that time, the Committee and our Board also approved Mr. Chadwick’s promotion to Executive Vice President and Chief Operating Officer. In conformity with current compensation trends and practices as reported by Mercer Human Resource Consulting, LLC (“Mercer”), an independent firm that specializes in providing compensation services and comparative data, the Committee and Board authorized contracts with Messrs. Rabun and Chadwick as described below.

On February 6, 2006, we entered into an employment offer letter agreement with Mr. Rabun in connection with his election as our President and appointment as a member of our Board of Directors effective March 20, 2006. Under the agreement, Mr. Rabun’s initial annual base salary was set at $750,000, subject to annual review and adjustment. The agreement provided that he was eligible to receive an annual ECIP cash bonus for 2006 based upon performance against pre-established goals. Additionally, Mr. Rabun was granted 75,000 shares of restricted stock and options to purchase 100,000 shares of our common stock with an exercise price of $47.12 per share, equal to the market value of our common stock on March 20, 2006, the date Mr. Rabun’s employment commenced (“Initial Grants”). The Initial Grants are reported in the Outstanding Equity Awards at Fiscal Year-End Table. Pursuant to the agreement, Mr. Rabun was not eligible for an annual equity award under the LTIP during 2006.

In order to offset loss of certain retirement entitlements attendant to his former position, we made a cash contribution of $1,100,000 to Mr. Rabun’s SERP account as an employer discretionary contribution upon commencement of his employment pursuant to the agreement. This contribution was fully vested on the date of contribution. The agreement also provided that Mr. Rabun receive other benefits generally available to our executive officers and credited him with six years of prior service for purposes of determining Normal Retirement Age under the terms of the LTIP.

Under the agreement, Mr. Rabun will be entitled to a severance payment of two times his most recent base salary and target bonus as well as immediate vesting of 20% of the Initial Grants if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”) or he voluntarily terminates his employment for “good reason”. Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for the initial four years of Mr. Rabun’s employment and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice. The table below summarizes Mr. Rabun’s estimated severance entitlement (assuming that a triggering event took place on December 31, 2008, and the price per share of our common stock was the closing market price of $28.39 on that date).

Daniel W. Rabun
Estimated Severance for Involuntary
or Good Reason Termination

Base Salary	Target Bonus
as of	as of
December 31,	December 31,	Initial Grants and Awards
2008	2008	Restricted Stock		Options		Total

			75,000 shares		100,000 shares
$878,625	$620,000		x 20% = 15,000		x 20% = 20,000

x 2	x 2	x $	28.39	x $	0.00*

$1,757,250	$1,240,000		$425,850		$—	$3,423,100

Estimated Severance for Actual or Constructive Termination
Following a Change in Control

Base Salary	Target Bonus
as of	as of
December 31,	December 31,	Outstanding on December 31, 2008
2008	2008	Restricted Stock		Options		Total

			164,997 shares		200,000 shares
$878,625	$620,000		x 100% = 164,997		x 100% = 200,000

x 3	x 3	x $	28.39	x $	0.00**

$2,635,875	$1,860,000		$4,684,265		$—	$9,180,140

*	Closing market price of $28.39 is less than exercise price of $47.12.

**	Closing market price of $28.39 is less than the exercise price for all of Mr. Rabun’s 200,000 options outstanding as of December 31, 2008.

On March 1, 2006, we entered into a letter agreement with Mr. Chadwick, our Executive Vice President and Chief Operating Officer. The agreement provided that Mr. Chadwick will be entitled to a severance payment of two times his most recent base salary and target bonus if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause (“for cause”). Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Chadwick will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.

The severance protections described above will apply for four years following Mr. Chadwick’s appointment to serve as Executive Vice President and Chief Operating Officer, which was effective January 1, 2006, and will renew annually thereafter unless terminated in writing by us with at least one-year prior notice. The table below summarizes Mr. Chadwick’s estimated severance entitlement (assuming that a triggering event took place on December 31, 2008, and the price per share of our common stock was the closing market price of $28.39 on that date).

William S. Chadwick, Jr.
Estimated Severance for Involuntary
or Good Reason Termination

Base Salary	Target Bonus
as of	as of
December 31,	December 31,
2008	2008	Total

$550,605	$297,600
x 2	x 2

$1,101,210	$595,200	$1,696,410

Estimated Severance for Actual or Constructive Termination
Following a Change in Control

Base Salary	Target Bonus
as of	as of
December 31,	December 31,	Outstanding on December 31, 2008
2008	2008	Restricted Stock		Options		Total

			90,170 shares		113,750 shares
$550,605	$297,600		x 100% = 90,170		x 100% = 113,750

x 3	x 3	x $	28.39	x $	0.17*

$1,651,815	$892,800		$2,559,926		$19,338	$5,123,879

*	This amount represents the weighted-average intrinsic value of Mr. Chadwick’s 113,750 options based on the closing market price of $28.39.

On February 28, 2007, we entered into a Retirement Agreement with Mr. Thorne, who relinquished his position as our CEO effective as of December 31, 2006. The Retirement Agreement generally provided that Mr. Thorne would continue to serve as our employee, non-executive Chairman and a member of our Board of Directors until his retirement and resignation on May 22, 2007.

Our Board of Directors, in consultation with our Compensation Committee and outside advisors, carefully considered transition roles and a compensation package for Mr. Thorne that would reflect market practices in similar situations and would facilitate an orderly transition of his responsibilities with the intention of according him fair, reasonable and customary cash and equity compensation for his retirement to reflect (i) Mr. Thorne’s outstanding service as our longstanding CEO and his major impact on our development, (ii) his contributions to, and facilitation of, the orderly transition of the CEO responsibilities and (iii) his continued assistance by agreeing to provide consulting services to us for the benefit of our new CEO and our Board of Directors. In consideration of the benefits accorded to him by the Retirement Agreement, Mr. Thorne agreed not to compete with us for a period of three years following his retirement.

Under the Retirement Agreement, Mr. Thorne continued to receive a monthly salary of $70,200 until his retirement. In addition, Mr. Thorne received a bonus of $901,311 for the year ending December 31, 2006 in accordance with the terms of the ECIP and the Retirement Agreement. Immediately prior to his retirement and subject to certain specified conditions, Mr. Thorne received a grant of 92,000 shares of restricted stock under the LTIP. The Retirement Agreement generally provided that such restricted stock would be granted upon such terms as shall be determined by our Compensation Committee in consultation with our independent directors and that one-third of such restricted stock would vest upon each of the first three anniversaries of the date of Mr. Thorne’s retirement or, if earlier, upon Mr. Thorne’s death or permanent and total disability or a change in control and shall otherwise be granted upon terms generally consistent with other grants of restricted stock.

The Retirement Agreement also provided that our Compensation Committee would exercise its discretion pursuant to the provisions of the 1998 Incentive Plan to take such action as is necessary to vest all unvested stock options and restricted stock previously granted to Mr. Thorne under the 1998 Incentive Plan so that Mr. Thorne would receive the same entitlements upon retirement as would be available under the terms of the LTIP, thereby fully vesting all unvested stock options and restricted stock of Mr. Thorne and generally enabling Mr. Thorne to exercise all outstanding options issued to him under the 1998 Incentive Plan through the remaining term thereof.

In accordance with the terms of the ECIP and his Retirement Agreement, Mr. Thorne was awarded a cash bonus of $901,311 during 2007 relative to 2006 performance. This was composed of $674,760 based on achievement of financial performance measures, $175,438 based on achievement of strategic team goals and $51,113 based on achievement of safety performance measures. In evaluating 2006 performance and setting the incentive bonus, our Compensation Committee recognized Mr. Thorne’s success in managing our business during a year of record financial results, his participation in orderly management succession planning and his contributions in management of our assets and human resources.

Pursuant to the LTIP, Mr. Thorne received an award of 138,000 nonqualified stock options and 46,000 restricted shares during 2006. Under the LTIP, equity awards fully vest upon retirement following achievement of Normal Retirement Age, which is defined as 65 years of age with at least 20 years of credited service with Ensco. Mr. Thorne had met the Normal Retirement Age criteria by May 22, 2007 and retired on that date.

The Retirement Agreement further provided that Mr. Thorne would serve as our independent consultant for the twelve-month period following his retirement, for which we would pay him a monthly retainer fee of $70,200. Mr. Thorne agreed to provide such consulting services as an independent contractor and not as our employee. Accordingly, he did not have the power or authority to contract or otherwise create any liability or obligation on our behalf and was not entitled to participate in any of our insurance, benefit, health or welfare plans except as provided under the health benefit provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Additionally, from the May 22, 2007 date Mr. Thorne vacated an office in our corporate headquarters until May 31, 2008, we paid him an allowance of $10,000 per month for the purposes of obtaining and staffing any required office. During 2008, Mr. Thorne received payments totaling $380,620 in connection with the consulting and office space provisions of his Retirement agreement. Additionally, a portion of the restricted stock issued to Mr. Thorne as part of his Retirement Agreement vested on May 22, 2008. The dollar value of restricted stock awards that vested during 2008 was $2,285,765.

We have not entered into any employment or severance agreements with our other executive officers.

Retirement and Other Benefits

All full-time employees in the United States are eligible to participate in the ENSCO Savings Plan, and beginning in January 2009 certain of our non-U.S. employees are eligible to participate in the Ensco Multinational Savings Plan. Executive officers and other key personnel are entitled to participate in the SERP. We do not have a pension plan for our executive officers or other employees in the United States.

Perquisites and Other Personal Benefits

In conformity with our Compensation Committee’s conservative philosophy, our executive officers only receive limited perquisites involving items such as wholly or partially paid club memberships and, on the same basis as other employees in the corporate headquarters, subsidized office parking. Our executive officers are eligible to receive company-paid or company-subsidized life insurance and disability coverage on the same basis as our other domestic payroll employees.

Compensation of Management

Summary Compensation Table

The table below summarizes the total compensation earned by each of our Named Executive Officers for the fiscal years ended December 31, 2008, 2007 and 2006:

Summary Compensation Table

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Daniel W. Rabun	2008	$851,813	$1,510,964	$1,084,969	$1,173,784	$148,196	$4,769,726
Chairman, President and	2007	$787,500	$711,766	$771,290	$1,119,448	$133,382	$3,523,386
Chief Executive Officer	2006	$591,346	$368,600	$347,237	$675,983	$1,193,348	$3,176,514
William S. Chadwick, Jr.	2008	$533,803	$900,239	$952,787	$563,416	$96,328	$3,046,573
Executive Vice President	2007	$499,500	$501,768	$948,376	$537,259	$89,555	$2,576,458
and Chief Operating	2006	$471,001	$324,571	$861,501	$408,089	$81,656	$2,146,818
Officer
James W. Swent III	2008	$403,192	$620,657	$580,932	$350,148	$75,404	$2,030,333
Senior Vice President —	2007	$372,750	$368,686	$689,830	$371,001	$69,184	$1,871,451
Chief Financial Officer	2006	$338,701	$241,519	$607,133	$298,781	$62,835	$1,548,969
Phillip J. Saile	2008	$390,375	$461,340	$429,937	$389,053	$68,891	$1,739,596
Senior Vice President —	2007	$364,000	$220,752	$465,438	$319,872	$64,992	$1,435,054
Operations
H. E. Malone, Jr.	2008	$243,928	$723,670	$368,169	$168,116	$45,019	$1,548,902
Vice President — Finance (International)

(1)	The amounts disclosed in this column include amounts deferred under the ENSCO Savings Plan and SERP (as disclosed in the Nonqualified Deferred Compensation Table).

(2)	The amounts disclosed in this column represent compensation expense recognized in our consolidated financial statements in accordance with the fair value recognition provisions of FAS 123(R) for restricted stock awards. Compensation expense for restricted stock awards is measured using the market value of our common stock on the date of grant as described in Note 9 to our December 31, 2008 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(3)	The amounts disclosed in this column represent compensation expense recognized in our consolidated financial statements in accordance with the provisions of FAS 123(R) for nonqualified stock option awards. The fair value of each nonqualified stock option award is estimated on the date of grant using the Black-Scholes option valuation model. Assumptions used in this model are included in Note 9 to our December 31, 2008 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(4)	The amounts disclosed in this column represent the bonuses awarded for the 2008, 2007 and 2006 plan years pursuant to the ECIP (as discussed following the Grants of Plan-Based Awards Table). Such bonuses were awarded and paid during the following year based upon the achievement of pre-determined financial, safety performance and strategic team goals during the plan year. The 2008 amounts disclosed in this column include amounts voluntarily deferred under the SERP as follows: Mr. Rabun $586,892, Mr. Swent $140,059 and Mr. Malone $84,058.

(5)	See All Other Compensation Table.

Base salary for our executive officers is set relative to the median of a peer group of oilfield service companies approved by our Compensation Committee. Our 2008 peer group companies are described under the heading “Executive Officer Compensation Philosophy”. Actual salaries are based on the Committee’s assessment of each executive’s overall contribution to the achievement of our business objectives as well as comparisons to similar positions in the peer group companies.

As described above under the heading “Employment Contracts, Termination of Employment Arrangements and Potential Post-Termination Payments”, we entered into an employment offer letter agreement with Mr. Rabun, a letter agreement with Mr. Chadwick and a retirement agreement with Mr. Thorne. We have not entered into any other employment, severance or other individual compensatory agreements with our executive officers.

All Other Compensation Table

The table below summarizes premiums paid for group term life insurance, contributions to various benefit plans we sponsor and other payments (see notes) for the fiscal year ended December 31, 2008:

All Other Compensation Table
For the Year Ended December 31, 2008

					Dividends
					on
					Non-
					Vested
	Group	ENSCO	Profit		Restricted		Total All
	Term Life	Savings	Sharing		Stock		Other
Name	Insurance(1)	Plan(2)	Plan(3)	SERP(4)	Awards(5)	Other	Compensation

Daniel W. Rabun	$5,382	$11,500	$85,182	$31,091	$15,041	$—	$148,196
William S. Chadwick, Jr.	$7,524	$11,500	$53,381	$15,190	$8,733	$—	$96,328
James W. Swent III	$8,070	$11,500	$40,320	$8,660	$6,854	$—	$75,404
Phillip J. Saile	$5,792	$11,500	$39,038	$8,019	$4,542	$—	$68,891
H. E. Malone, Jr.	$6,683	$11,500	$24,393	$696	$1,747	$—	$45,019

(1)	The amounts disclosed in this column represent the group term life insurance premiums paid for each Named Executive Officer.

(2)	The amounts disclosed in this column represent the maximum allowable portion of our matching contributions paid into each Named Executive Officer’s ENSCO Savings Plan account.

(3)	The amounts disclosed in this column represent our profit sharing contributions for 2008 paid into each Named Executive Officer’s ENSCO Savings Plan and/or SERP account during the first quarter of 2009.

(4)	The amounts disclosed in this column represent matching contributions paid into each Named Executive Officer’s SERP account.

(5)	The amounts disclosed in this column represent the dividends earned and paid on each of the Named Executive Officer’s non-vested restricted stock as of the record date for each quarterly dividend during 2008.

Grants of Plan-Based Awards Table

The table below contains estimated future payouts pursuant to the ECIP and information regarding grants of restricted stock and nonqualified stock options for the fiscal year ended December 31, 2008:

Grants of Plan-Based Awards Table
For the Year Ended December 31, 2008

						All
						Other
						Stock	All
						Awards:	Other
						Number	Option
						of	Awards:	Exercise
						Shares	Number	or	Closing
			Estimated Future Payouts			of	of	Base	Price
			Under Non-Equity Incentive			Stock	Securities	Price of	on
			Plan Awards(1)(2)(3)			or	Underlying	Option	Grant	Stock	Option
	Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)(4)	(#)	($/Sh)	($/Sh)(5)	($)	($)

Daniel W. Rabun	6/1/2008	5/22/2008				76,665	—	$—	$71.83	$5,506,847	$—
	n/a	n/a	$31,000	$620,000	$1,240,000
William S. Chadwick, Jr.	6/1/2008	5/22/2008				33,335	—	$—	$71.83	$2,394,453	$—
	n/a	n/a	$14,880	$297,600	$595,200
James W. Swent III	6/1/2008	5/22/2008				23,335	—	$—	$71.83	$1,676,153	$—
	n/a	n/a	$10,275	$205,500	$411,000
Phillip J. Saile	6/1/2008	5/22/2008				23,335	—	$—	$71.83	$1,676,153	$—
	n/a	n/a	$10,275	$205,500	$411,000
H. E. Malone, Jr.	6/1/2008	5/22/2008				10,000	—	$—	$71.83	$718,300	$—
	n/a	n/a	$4,440	$88,800	$177,600

(1)	The amounts in this column represent the estimated future payouts under the ECIP for the 2009 plan year as approved by the Compensation Committee in December 2008 and confirmed, ratified and approved by the Subcommittee in March 2009. The actual amounts earned in respect of 2008 were awarded and paid during 2009 as disclosed under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The ECIP performance measures, actual results and possible payouts for the 2008 plan year are as disclosed in Note (3) below.

(2)	Under the ECIP, our executive officers and other management employees may receive an annual cash bonus based upon achievement of pre-determined financial, safety performance and strategic team goals. The ECIP uses performance bands to determine annual payments. The pre-approved goals for the 2009 plan year have three performance bands: a minimum threshold, a target and a maximum for our executive officers for the 2009 plan year. If the minimum threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the minimum threshold and maximum for each component.

For the 2009 plan year, the ECIP performance measures for the executive officers consist of Earnings Per Share (“EPS”), Return on Net Assets Employed Before Interest and Taxes (“RONAEBIT”), Total Recordable Incident Rate (“TRIR”) and Strategic Team Goals (“STG”). RONAEBIT shall be calculated as Operating Income divided by Net Assets Employed. Net Assets Employed shall be calculated as average Total Assets less cash and cash equivalents, short-term investments and non-interest bearing liabilities except for accrued interest and ECIP obligation.

The ECIP performance measures for 2009 have the weightings, minimum thresholds, targets and maximums as follows:

2009 ECIP PERFORMANCE MEASURES

		Minimum
Performance Measures	Weighting	Threshold	Target	Maximum
EPS	30%	$0.40	$5.94	$8.11
RONAEBIT	30%	5%	19%	36.3%
Safety (TRIR)	10%	1.15	1.00	0.80
Strategic Team Goals	30%	0%	100%	200%

TOTAL AWARD	100%

The minimum threshold, target and maximum amounts are based on each executive officer’s current position. These amounts are established by reference to the mid-point salary range for each position and are not directly affected by actual current or future salaries of each executive officer. In special circumstances, a discretionary award may be approved by our Compensation Committee or the Subcommittee. As described in the ECIP, the authority to make discretionary awards primarily is intended to provide a means of redressing unanticipated inequities or to reward exemplary performance.

(3)	In November 2007, the Compensation Committee approved financial, safety performance and strategic team goals for our executive officers for the 2008 plan year. For the 2008 plan year, the ECIP performance measures and actual results for the executive officers were as follows:

2008 ECIP PERFORMANCE MEASURES

		Minimum			Actual	% of Target
Performance Measures	Weighting	Threshold	Target	Maximum	Results	Achieved*
EPS	30%	$0.40	$5.40	$7.65	$8.11	200%
RONAEBIT	30%	5%	18%	35%	36.3%	200%
Safety (TRIR)	10%	1.14	1.00	0.80	0.86	170%
Strategic Team Goals	30%	0%	100%	200%	174%	174%

TOTAL AWARD	100%					189%

* The Committee set a maximum percentage target achievement of 200% for 2008.

The resulting minimum threshold, target and maximum estimated possible payouts for our Named Executive Officers for the 2008 plan year were as follows:

	Minimum
	Threshold	Target	Maximum

Daniel W. Rabun	$31,000	$620,000	$1,240,000
William S. Chadwick, Jr.	$14,880	$297,600	$595,200
James W. Swent III	$10,275	$205,500	$411,000
Phillip J. Saile	$10,275	$205,500	$411,000
H. E. Malone, Jr.	$4,440	$88,800	$177,600

(4)	The amounts disclosed in this column reflect the number of shares of restricted stock granted to each Named Executive Officer pursuant to the LTIP.

(5)	The amounts disclosed in this column represent the aggregate FAS 123(R) grant date fair value of the restricted stock awards granted to each Named Executive Officer.

The ECIP uses performance bands to determine annual payments. For the 2009 plan year, three performance bands were approved: a minimum threshold, a target and a maximum. If the minimum threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the minimum threshold and maximum for each component.

The ECIP performance goals were established by our Compensation Committee by reference to a historical average utilizing results from 1999-2008, disregarding the single highest and single lowest years. This process considers the volatility of our industry and is designed to support the Committee’s executive compensation philosophy. EPS performance targets are developed in advance of each plan year and generally are based upon the adjusted historical average. The RONAEBIT targets are based on a similar historical average. RONAEBIT is a ratio that targets profitability while fostering cash generation and effective balance sheet management. TRIR is the annual industry standard safety measure reported by the International Association of Drilling Contractors.

The strategic team goals for executive officers are established by our Compensation Committee prior to the beginning of each year. For 2009, the strategic team goals, as approved by the Committee in December 2008 and confirmed, ratified and approved by the Subcommittee in March 2009, address the following seven objectives, with weight assigned to each item as indicated:

Operational Excellence (Weighting: 20%)

Enhance operational excellence by (1) uniformly complying with a consistent, fleet-wide Safety Management System, (2) systematically auditing operations to monitor results and foster continuous improvement and (3) maintaining a high level of operating efficiency in order to minimize downtime and enhance customer satisfaction.

Leadership and Strategic Issues (Weighting: 10%)

Strategically allocate assets to new customers in new and existing markets offering long-term work opportunities.

Human Resources (Weighting: 20%)

Successfully attract, develop, motivate and retain employees to ensure that the Company’s goals and objectives are met in a cost-effective manner as measured by key performance indicators and competitive survey data.

Corporate Compliance Initiatives (Weighting: 10%)

Successfully implement and support all recommendations for enhancements to our corporate compliance initiatives as approved by the Audit Committee of our Board of Directors.

ENSCO 8500 Series® Project (Weighting: 20%)

Effectively execute all aspects of the Company’s ultra-deepwater semisubmersible fleet project, including rig construction, marketing and staffing.

Systems (Weighting: 10%)

Develop value-adding programs, processes and tools that (1) drive global standardization and consistency, (2) enhance organizational efficiency and effectiveness and (3) promote action, follow-up and continuous improvement.

Corporate Branding and Communications (Weighting: 10%)

Enhance communications, and raise the visibility of Ensco, with the investor community and all Ensco employees.

The achievement of each of the strategic team goals will be measured by an assessment made by our Compensation Committee and/or the Subcommittee following the end of the 2009 fiscal year. As respects our executive officers, the ECIP permits a discretionary increase or decrease of the formula-derived bonus amount by up to 25% based upon achievement of pre-established individual goals. It is generally contemplated that the net impact of such increases or decreases in the ECIP bonuses paid to the executive officers as a group will be negligible. The ECIP cash bonus awards relative to 2009 performance will be paid to the executive officers during 2010. Based upon trends in our financial performance, it is likely that the minimum financial goals will be met. Determinations cannot be made at this time regarding the likelihood of achieving the safety performance or strategic team goals.

Our Compensation Committee normally makes determinations regarding annual LTIP equity awards at its regular meeting held in May of each year. To provide a consistent approach to the timing of equity award issuance, the Committee has adopted a general policy of issuing annual equity on the first business day of June. This policy was applied for the annual awards to our executive officers during 2008.

The annual LTIP equity awards granted to our executive officers on June 1, 2008 were in the form of restricted stock. The annual restricted stock grants vest (restrictions lapse) at a rate of 20% each year over a five-year period. The 2008 LTIP equity awards granted to our Named Executive Officers are reported in the Grants of Plan-Based Awards Table.

Our Compensation Committee also has adopted a practice of granting special equity awards in respect of officers and key employees who are newly-hired or promoted. During 2006, such special awards were granted to Mr. Rabun in connection with his appointment to serve on our Board of Directors and election as President, to Mr. Chadwick in recognition of his promotion to Executive Vice President and Chief Operating Officer and to Paul Mars in recognition of his promotion to President of ENSCO Offshore International Company.

An award of 44,335 restricted shares was granted to John Mark Burns on June 2, 2008 following commencement of employment to serve as President of our principal offshore holding company, ENSCO Offshore International Company, and an award of 19,500 restricted shares was granted to Patrick Carey Lowe on August 18, 2008 following commencement of employment as our Senior Vice President with responsibility for safety, health and environmental matters, capital projects, engineering and strategic planning. The restricted shares granted to Messrs. Burns and Lowe vest at the rate of 20% each year over a five-year period.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number of unexercised stock options segregated by those that were exercisable and those that were unexercisable as of December 31, 2008 and the number and amount of restricted share awards that had not vested as of December 31, 2008:

Outstanding Equity Awards at Fiscal Year-End Table
For the Year Ended December 31, 2008

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)

Daniel W. Rabun	25,000	50,000	(1)	$47.120	3/20/2013	164,997	(2)	$4,684,265
	31,250	93,750	(3)	$60.740	6/1/2014
William S. Chadwick, Jr.	17,500	—		$27.315	8/17/2009	90,170	(4)	$2,559,926
	—	8,750	(5)	$33.545	6/1/2012
	—	21,250	(6)	$46.240	2/27/2013
	—	28,750	(7)	$50.280	6/1/2013
	—	37,500	(8)	$60.740	6/1/2014
James W. Swent III	17,500	—		$27.315	8/17/2009	69,002	(9)	$1,958,967
	—	7,500	(10)	$33.545	6/1/2012
	—	17,500	(11)	$50.280	6/1/2013
	10,000	30,000	(12)	$60.740	6/1/2014
Phillip J. Saile	17,500	—		$27.315	8/17/2009	48,667	(13)	$1,381,656
	15,000	15,000	(14)	$50.280	6/1/2013
	8,750	26,250	(15)	$60.740	6/1/2014
H. E. Malone, Jr.	7,500	—		$27.315	8/17/2009	19,219	(16)	$545,627
	—	4,375	(17)	$33.545	6/1/2012
	—	8,000	(18)	$50.280	6/1/2013
	—	12,000	(19)	$60.740	6/1/2014

(1)	25,000 Options vest annually until 3/20/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(2)	5,000 Shares vest annually until 3/20/2011; 8,333 Shares vest annually until 6/1/2012; 15,333 Shares vest annually until 6/1/2013; and 5,000 Shares vest annually until 3/20/2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(3)	31,250 Options vest annually until 6/1/2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(4)	1,750 Shares vest annually until 6/1/2010; 3,833 Shares vest annually until 6/1/2011; 3,333 Shares vest annually until 6/1/2012; 6,667 Shares vest annually until 6/1/2013; 4,000 Shares vest annually until 11/14/2013; and 1,063 Shares vest annually until 2/27/2016, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(5)	8,750 Options vest annually until 6/1/2009, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(6)	10,625 Options vest annually until 2/27/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(7)	14,375 Options vest annually until 6/1/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(8)	12,500 Options vest annually until 6/1/2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(9)	1,500 Shares vest annually until 6/1/2010; 2,333 Shares vest annually until 6/1/2011; 2,667 Shares vest annually until 6/1/2012; 4,667 Shares vest annually until 6/1/2013; and 5,000 Shares vest annually until 7/28/2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(10)	7,500 Options vest annually until 6/1/2009, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(11)	8,750 Options vest annually until 6/1/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(12)	10,000 Options vest annually until 6/1/2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(13)	2,000 Shares vest annually until 6/1/2011; 2,333 Shares vest annually until 6/1/2012; 4,667 Shares vest annually until 6/1/2013; and 2,000 Shares vest annually until 11/14/2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(14)	7,500 Options vest annually until 6/1/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(15)	8,750 Options vest annually until 6/1/2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(16)	875 Shares vest annually until 6/1/2010; 1,067 Shares vest annually until 6/1/2011; 1,067 Shares vest annually until 6/1/2012; and 2,000 Shares vest annually until 6/1/2013, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(17)	4,375 Options vest annually until 6/1/2009, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(18)	4,000 Options vest annually until 6/1/2010, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

(19)	4,000 Options vest annually until 6/1/2011, except as may be deferred during certain specified regular or special blackout periods as required under the plan.

Option Exercises and Stock Vested Table

The following table sets forth information regarding aggregate stock option exercises during the year ended December 31, 2008 and aggregate restricted stock awards that vested during the year ended December 31, 2008:

Option Exercises and Stock Vested Table
For the Year Ended December 31, 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Daniel W. Rabun	25,000	$647,508	18,333	$1,233,310
William S. Chadwick, Jr.	46,250	$1,297,353	13,979	$833,536
James W. Swent III	40,000	$1,468,147	11,500	$630,625
Phillip J. Saile	—	—	6,333	$373,900
H. E. Malone, Jr.	12,375	$287,067	3,009	$214,692

Nonqualified Deferred Compensation Table

Our executive officers participate in the SERP and may elect to defer a portion of their base salary and/or annual cash bonus up to a percentage specified annually by our Compensation Committee and ratified by our Board (50% for 2008, inclusive of the 5% 401(k) contribution). Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the ENSCO Savings Plan except as respects the option to self-direct investments in a brokerage account. The following table sets forth information regarding the activity in each Named Executive Officer’s SERP account for the year ended December 31, 2008:

Nonqualified Deferred Compensation Table
For the Year Ended December 31, 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FY
Name	($)(1)	($)(2)	($)(3)	($)	($)

Daniel W. Rabun	$991,318	$89,059	$(390,431)	$—	$3,170,331
William S. Chadwick, Jr.	$99,569	$43,718	$(373,978)	$—	$656,302
James W. Swent III	$164,329	$24,249	$(216,464)	$—	$392,569
Phillip J. Saile	$126,706	$22,707	$(337,664)	$—	$507,071
H. E. Malone, Jr.	$184,315	$1,541	$(195,487)	$—	$583,697

(1)	The amounts disclosed in this column are also reported in the “Salary” or “Non-Equity Incentive Plan Compensation” column for each of the Named Executive Officers in the Summary Compensation Table.

(2)	The amounts disclosed in this column are also disclosed in the “All Other Compensation” column of the Summary Compensation Table and are further described in the All Other Compensation Table.

(3)	The amounts disclosed in this column represent earnings on invested funds in each Named Executive Officer’s individual SERP account. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the ENSCO Savings Plan, except as respects the option to self-direct investments in a brokerage account. There were no above-market or preferential earnings.

The SERP provides a tax-deferred savings plan for certain highly compensated employees, including all of the Named Executive Officers, whose participation in the profit sharing and 401(k) savings plan features of the ENSCO Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. The SERP is a nonqualified plan where eligible employees may defer a portion of their compensation for use after separation of employment. The bases upon which the deferred funds are paid following separation of employment are as determined by each Named Executive Officer upon establishment of an election to defer compensation in accordance with, and within the parameters of, the applicable Internal Revenue Code provisions and generally may not be modified thereafter. Payment elections include lump sum payment and substantially equal monthly payments with the option to delay payment up to 24 months from separation of employment.

Compensation of Non-Employee Directors

Compensation of our non-employee directors is composed of (1) an annual retainer, (2) meeting fees and (3) an annual equity award. Non-employee director compensation is reviewed by our Compensation Committee and Board periodically and is generally based upon comparative data obtained from management and outside sources such as Equilar and proxy statements. Our non-employee director compensation, as well as the associated plans, plan administration and philosophy, are periodically reviewed by the Committee and Board. It is anticipated that a full review of non-employee director compensation will be conducted in conjunction with PM&P during 2009.

In November 2007, our Compensation Committee and the Board completed an extensive review of director compensation, which included review of data received from Equilar and a review of comparative data from other oilfield service companies and on a general basis for U.S. publicly traded companies. As a result of the review, it was determined that the annual retainer of $48,000 per year was appropriate, as was the fee of $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference with an additional fee of $1,000 per meeting for directors while serving as Chairpersons of committee meetings. Additionally, non-employee directors may receive a $2,000 meeting fee for participating in substantive meetings on behalf of the Company involving matters associated with their service on our Board or a Board committee. No such meeting fees were paid during 2008.

Based on a review of comparative data, it was deemed appropriate to increase the retainer compensation payable to non-employee directors who serve as Chairpersons of a standing Board committee with a supplemental retainer of $5,000 per year (prorata for a portion of a year). Additionally, it was determined that future equity to be granted annually to the incumbent non-employee directors would be comprised solely of restricted stock in the amount of 3,000 shares. New non-employee directors who have not previously served on the Board will receive an initial grant of 5,000 restricted shares, which will comprise the entire equity award in respect of the year in which each such director first joins our Board. These changes in our director compensation policy became effective January 1, 2008.

The LTIP provides that restricted shares vest in the event a non-employee director retires “with the consent of the Board”. In November 2007, our Compensation Committee and Board considered various criteria for director retirement with commensurate vesting of outstanding restricted shares. Following deliberation, our Board determined that a non-employee director will be deemed to have retired from the Board for purposes of restricted share vesting under the LTIP after having served at least five years on the Board as a non-employee director. These provisions applied to former Directors Morton Meyerson and Joel V. Staff, both of whom retired from our Board upon expiration of their terms as Class II Directors on May 22, 2008.

During 2008, each of our non-employee directors received an annual retainer of $48,000, paid quarterly. Non-employee directors that served as Chairpersons of a standing Board committee received a supplemental annual retainer of $5,000, paid quarterly. Additionally, each non-employee director received $2,000 for each Board of Directors and committee meeting attended in person or by telephone or videoconference. Non-employee directors that served as Chairpersons of a standing Board committee received an additional $1,000 for each meeting the director chaired.

On May 22, 2008, in accordance with the then prevailing compensation policy, our Compensation Committee approved the grant of 3,000 restricted shares to Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly and Rowsey. New Directors Clark, Gaut and Rattie received an initial grant of 5,000 restricted shares. In conformity with the general policy of our Compensation Committee to issue all annual equity awards on the first business day of June, the 2008 non-employee director annual equity awards were issued effective June 1, 2008.

Restricted Shares granted to non-employee directors vest (restrictions lapse) at the rate of 20% each year over a five-year period or upon retirement from our Board. Stock options granted to our non-employee directors vest upon grant and have a seven-year term.

Equity accumulation by our non-employee directors is generally encouraged, and we adopted specific security ownership guidelines during 2007. The guidelines, which are included in the ENSCO Corporate Governance Policy, provide that each non-employee director should hold a minimum of 2,500 shares of our common stock upon becoming a director and should hold a minimum of 5,000 shares after five years of continuous service on our Board.

The LTIP provides that non-employee directors receive an automatic annual grant of equity compensation following each Annual Meeting of Stockholders. During 2009, Dr. Rodriguez and Messrs. Carmichael, Clark, Gaut, Haddock, Kelly, Rattie and Rowsey will each be granted 3,000 restricted shares. Such annual equity awards will be effective immediately following the Meeting on May 28, 2009, and the shares will be issued on June 1, 2009. As respects Messrs. Gaut, Haddock and Rowsey, such restricted share grants are subject to their election at the Meeting.

Under the Non-Employee Director Deferred Compensation Plan and the 2005 Non-Employee Director Deferred Compensation Plan, our non-employee directors may elect to defer their cash compensation (annual retainer, meeting fees and committee chairmanship fees) up to a percentage specified annually in advance by our Compensation Committee and ratified by our Board (100% for 2008 and 2009). Non-employee directors who elect to defer compensation may direct the investment of the amount deferred and retained by us. The deferred compensation may be invested in authorized funds which are similar to the investment options available under the ENSCO Savings Plan. Pursuant to recent amendments of the Non-Employee Director Deferred Compensation Plan, which became effective June 1, 2008, investments may be made in funds or publicly-traded securities on a self-directed basis.

Non-employee directors are also eligible to participate in our group health and welfare insurance plans on the same basis and cost as our full-time domestic employees. A non-employee director’s contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly payments of the director’s annual retainer.

Directors who are also our employees do not receive any additional compensation for their services as directors. The compensation paid to our non-employee directors for 2008 is reported below in the Director Compensation Table.

Director Compensation Table
For the Year Ended December 31, 2008

	Fees Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)(2)	($)(3)	($)(4)	($)

Rita M. Rodriguez	$84,000	$126,414	$—	$210,414
Thomas L. Kelly II	$82,000	$126,414	$—	$208,414
David M. Carmichael	$76,000	$126,414	$—	$202,414
Gerald W. Haddock	$93,000	$73,893	$—	$166,893
Paul E. Rowsey, III	$85,000	$73,893	$—	$158,893
J. Roderick Clark	$37,407	$41,901	$—	$79,308
C. Christopher Gaut	$37,407	$41,901	$—	$79,308
Keith O. Rattie	$39,407	$41,901	$—	$81,308
Morton H. Meyerson(1)	$38,857	$—	$—	$38,857
Joel V. Staff(1)	$33,746	$—	$—	$33,746

(1)	Messers. Meyerson and Staff concluded their terms of office as Class II Directors on May 22, 2008.

(2)	The amounts disclosed in this column include amounts voluntarily deferred under the Non-Employee Director Deferred Compensation Plans as follows: Mr. Haddock $93,000, Mr. Kelly $82,000, Mr. Clark $37,407, Mr. Gaut $37,407 and Mr. Rattie $39,407.

(3)	The amounts disclosed in this column represent compensation expense recognized in our December 31, 2008 consolidated financial statements in accordance with the fair value recognition provisions of FAS 123(R) for restricted stock awards granted in and prior to 2008. FAS 123(R) requires recognition of compensation expense over the requisite service period, which varies depending on whether an individual non-employee director is eligible for full vesting upon retirement. For non-employee directors that are not eligible for full vesting upon retirement, compensation expense is recognized over the period beginning on the equity award grant date and ending on the earlier of award vesting or the date the non-employee director becomes eligible for full vesting upon retirement. For non-employee directors that are eligible for full vesting upon retirement, the requisite service period commences on the date a non-employee director is elected to a three-year term because of the automatic annual grant of equity awards to non-employee directors.

As respects non-employee directors that are eligible for full vesting upon retirement, compensation expense associated with the equity award approved at the Annual Meeting of Stockholders during which such a director is elected is recognized immediately and compensation expense associated with the equity awards scheduled to be approved at the Annual Meetings of Stockholders on the approximate one-year and two-year anniversaries of the election are recognized over 12 months and 24 months, respectively. Compensation expense for restricted stock awards is measured using the market value of our common stock on the date of grant as described in Note 9 to our December 31, 2008 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

The aggregate FAS 123(R) grant date fair value of the restricted stock awards granted to each new non-employee director who had not previously served on our Board and to each incumbent non-employee director during 2008 was $359,150 and $215,490, respectively. As of December 31, 2008, the total number of unvested restricted shares held by each director was as follows:

Rita M. Rodriguez	5,400
Thomas L. Kelly II	5,400
David M. Carmichael	5,400
Gerald W. Haddock	5,400
Paul E. Rowsey, III	5,400
J. Roderick Clark	5,000
C. Christopher Gaut	5,000
Keith O. Rattie	5,000

(4)	There were no stock options granted to our directors in 2008. As of December 31, 2008, the total number of nonqualified stock option share awards held by each director was as follows:

Rita M. Rodriguez	18,000
Paul E. Rowsey, III	18,000
David M. Carmichael	9,000
Gerald W. Haddock	9,000
Thomas L. Kelly II	9,000
J. Roderick Clark	—
C. Christopher Gaut	—
Keith O. Rattie	—

GENERAL AND OTHER MATTERS

We believe that Proposals 1, 2 and 3 are the only matters that will be brought before the Meeting. However, if other matters are properly presented at the Meeting, we contemplate that the persons named in the proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

Due to an administrative error and miscommunication with the plan administrator, two of our executive officers, Phillip J. Saile, Senior Vice President — Operations, and Cary A. Moomjian, Jr., Vice President, General Counsel and Secretary, inadvertently failed to report dispositions of our common stock on a timely basis in accordance with Section 16(a) of the Exchange Act. Mr. Saile did not timely file a Form 4 with respect to the surrender of 1,147 shares to the Company for tax withholding purposes in connection with the vesting of 4,333 shares on June 4, 2008. Mr. Moomjian did not timely file a Form 4 with respect to the surrender of 265 shares to the Company for tax withholding purposes in connection with the vesting of 1,000 shares on June 4, 2008. Messrs. Saile and Moomjian filed Forms 4 with the SEC in connection with these transactions on March 18, 2009.

To our knowledge, based solely upon review of the copies of such reports furnished to us during the year ended December 31, 2008, no other director, officer or beneficial holder of more than 10% of any class of our equity securities failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

We participate, and some brokers, banks, trusts and other nominee record holders may be participating, in the practice of “householding” proxy materials. This procedure allows multiple stockholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report, as applicable. You may request a separate copy of the Proxy Statement and the 2008 Annual Report by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2009.

Pursuant to the new rules adopted by the SEC, we provide stockholders access to the proxy materials for the Meeting over the Internet. We believe the new rules allow us to provide stockholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.

To access and review the proxy materials for the 2009 Meeting, go to www.proxyvote.com and follow the instructions on the website.

We encourage you to access and review all information contained in the proxy materials before voting. If you would like to attend the Meeting in person, please refer to the beginning of this Proxy Statement for the time, date, location and address.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

Any of our stockholders intending to present a proposal at the 2010 Annual Meeting must deliver such proposal to our principal executive offices, in writing and in accordance with SEC Rule 14a-8, no later than December 14, 2009, for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to our Secretary by certified mail, return receipt requested. A stockholder whose proposal is not included in the Proxy Statement related to the 2010 Annual Meeting, but who still intends to submit a proposal at that meeting, is required by our bylaws to deliver such proposal, in writing, to our Secretary at our principal executive offices and to provide certain other information, not less than 50 days nor more than 75 days prior to the first anniversary of our prior year’s annual meeting, subject to any other requirements of law; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not less than 50 days nor more than 75 days prior to the annual meeting, or, in the event that less than 65 days prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the fifteenth day following the day on which public announcement of the date of the meeting was first made. The first anniversary of last year’s annual meeting is May 22, 2009. Any such proposal must also comply with the other provisions contained in our bylaws relating to stockholder proposals.

OTHER MATTERS

The Company has not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the 2009 Annual Meeting of Stockholders. If any other matters should properly come before the Meeting, the persons designated as proxies intend to vote on such matters in accordance with their best judgment.

Our 2008 Annual Report, which includes our consolidated financial statements for the year ended December 31, 2008 filed on Form 10-K with the SEC, is being distributed to stockholders with this Proxy Statement. The Annual Report does not constitute a part of the proxy soliciting material.

Upon request in writing, we will provide each person solicited by this Proxy Statement, without charge except for exhibits, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC, including the financial statements and financial statement schedules. Please direct your request to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Meeting, you are urged to vote your shares.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

April 14, 2009

EXHIBIT A

ENSCO INTERNATIONAL INCORPORATED

2005 LONG-TERM INCENTIVE PLAN
(As Revised and Restated for Amendments Through November 4, 2008)

Section 1  ESTABLISHMENT AND PURPOSE

(a) Purpose.  This Plan is established (i) to offer selected Non-Employee Directors and Employees, including officers, of the Company or its Subsidiaries an equity ownership interest and opportunity to participate in the growth and financial success of the Company and to accumulate capital for retirement on a competitive basis, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to create long-term value and encourage equity participation in the Company by eligible Participants by making available to them the benefits of a larger common stock ownership in the Company through stock options and restricted stock awards, (iv) to provide incentives to such Non-Employee Directors and Employees by means of market-driven and performance-related incentives to achieve long-term performance goals, and (v) to promote the growth and success of the Company’s business by aligning the financial interests of Non-Employee Directors and Employees with that of the other stockholders of the Company. Toward these objectives, this Plan provides for the grant of Options and Restricted Stock Awards, some of which may be Performance Awards.

(b) Effective Date; Stockholder Approval.  This Plan is effective as of January 1, 2005, subject to the prior approval of the Committee and by a vote at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting’) of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote, and shall apply to the Awards granted to each Participant after such approval is obtained at the 2005 Annual Meeting. The ENSCO International Incorporated 1998 Incentive Plan (the “1998 Incentive Plan”) and the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan (the “1996 Non-Employee Directors Plan”) shall continue to apply to and govern the determination, exercise and payment of respective options and awards granted under the 1998 Incentive Plan and the 1996 Non-Employee Directors Plan prior to the 2005 Annual Meeting; provided that no options or awards may be granted under either the 1998 Incentive Plan or the 1996 Non-Employee Directors Plan after the 2005 Annual Meeting if this Plan is approved at that meeting. If this Plan is not approved by the stockholders of the Company at the 2005 Annual Meeting, the 1998 Incentive Plan and the 1998 Non-Employee Directors Plan shall continue after that meeting for purposes of granting additional options and awards with respect to the shares of common stock which remain available under those plans.

Section 2  DEFINITIONS

For purposes of this Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Award” shall mean any Option, Restricted Stock Award, Performance Award, or any other right, interest or option relating to Shares whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish and set forth in the applicable Award Agreement in order to fulfill the objectives of this Plan.

“Award Agreement” shall mean a written agreement between the Company and a Participant who is an Employee or Director setting forth the terms, conditions and limitations applicable to an Award, including any amendments thereto.

“Board” shall mean the board of directors of the Company, as duly elected from time to time.

“Change in Control” shall mean the occurrence of any of the following events: (a) any person or group within the meaning of Securities Exchange Act of 1934, as amended, acquired (together with voting securities of the Company held by such person or group) more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions, or (b) the individuals who, on the Effective Date of this Plan, constituted the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority thereof. For purposes of this provision, a person becoming a Director subsequent to the Effective Date of this Plan whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall for this purpose be considered as though he or she was a member of the Incumbent Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

“Committee” shall mean the Nominating, Governance and Compensation Committee of the Board, or such other Committee as may be appointed by the Board from time to time, which shall be comprised solely of two or more persons who are Disinterested Directors. The Board shall assume any or all of the powers and responsibilities prescribed for the Committee with respect to Nonqualified Options automatically granted to Non-Employee Directors and Restricted Stock Awards to Non-Employee Directors, and to that extent, the term “Committee” as used herein shall also be applicable to the Board.

“Company” shall mean ENSCO International Incorporated, a Delaware corporation, or any successor thereto.

“Covered Employee” shall mean, effective January 1, 2007, an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee (a) is the principal executive officer of the Company (or is acting in such capacity), or (b) if the total compensation of such Employee for that taxable year is required to be reported to stockholders of the Company under the Exchange Act by reason of such Employee being among the three highest compensated officers of the Company for that taxable year (other than the principal executive officer or the principal financial officer of the Company) as determined pursuant to the executive compensation disclosure rules under the Exchange Act contained in Item 402 of Regulation S-K, as amended by the Securities and Exchange Commission on September 8, 2006.

“Date of Grant” shall mean the date on which the Committee resolves to grant an Award to a Participant; provided, however, the Date of Grant for Nonqualified Options that are automatically granted pursuant to Section 4(c) shall mean the date of the applicable annual stockholders meeting or the Board meeting, whichever is applicable under Section 4(c), and, as a consequence thereof, the Nonqualified Option is granted.

“Director” shall mean a member of the Board.

“Disinterested Director” shall mean a member of the Board who is (a) a Non-Employee Director, (b) an Outside Director, and (c) “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or, in each case, any successor provision or term).

“Effective Date” shall mean January 1, 2005.

“Employee” shall include every individual performing Services for the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code.

“Employee Taxes” shall mean, effective May 31, 2006, any federal, state, local income taxes and/or other taxes imposed by the Host Country and/or country of the Participant’s residence.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the Fair Market Value of a Share on the Date of Grant of the Option.

“Fair Market Value” shall mean, effective December 26, 2006, the closing market price per share at which the securities are traded on the New York Stock Exchange or, if not traded on the New York Stock Exchange, such other principal United States market for such securities as may be applicable on the Date of Grant. If at any time the securities are not traded on the New York Stock Exchange or another principal United States market, the fair market value per share of the securities on the Date of Grant shall be determined in good faith by the Committee by the reasonable application by the Committee of a reasonable valuation method in accordance with the Treasury regulations under Section 409A of the Code.

“GAAP” shall mean generally accepted accounting principles.

“Host Country” shall mean, effective May 31, 2006, the country or residence of the Company or its Subsidiary which has the legal relationship of employer and employee with the Employee.

“ISO” shall mean an Option which is granted to an individual, is designated in the Stock Option Agreement to be an ISO, and which meets the requirements of Section 422(b) of the Code, pursuant to which the Optionee has no tax consequences resulting from the grant or, subject to certain holding period requirements, exercise of the option and, if those holding period requirements are satisfied, the employer is not entitled to a business expense deduction with respect thereto.

“Non-Employee Director” shall mean a Director of the Company who either (a) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Nonqualified Option” shall mean an Option not intended to be or which does not qualify as an ISO.

“Normal Retirement Age” shall mean with respect to a Participant who is an Officer or Employee the later of (a) his or her 65th birthday, or (b) the date a Participant has credit for a “period of service” under the ENSCO Savings Plan of at least twenty (20) years, considering for purposes of this Plan (i) with respect to any Participant hired before the Effective Date, any other prior service recognized previously by the Company as of his or her date of hire by the Company or any Subsidiary, and (ii) with respect to any Participant hired after the Effective Date, any other prior service recognized by the Committee. The Committee, in its discretion, may consider such a Participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her Normal Retirement Age.

“Officer” shall mean a person who is an “officer” of the Company or any Subsidiary within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

“Option” shall mean either an ISO or Nonqualified Option, as the context requires, granted pursuant to either Section 4(c) or Section 6 of this Plan.

“Optionee” shall mean a Participant who holds an Option.

“Outside Director” shall mean a Director of the Company who either (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participants” shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of Awards.

“Performance Awards” shall mean a Restricted Stock Award granted to a Participant who is an Employee that becomes vested and earned solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

“Performance Goals” shall mean, with respect to any Performance Award, the business criteria (and related factors) selected by the Committee to measure the level of performance of the Company during the Performance

Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 7(h)(iv). The Committee may select as the Performance Goal for a Performance Period any one or combination of the following Company measures, as interpreted and defined by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

(a) Net income as a percentage of revenue;

(b) Earnings per Share;

(c) Return on net assets employed before interest and taxes (RONAEBIT);

(d) Operating margin as a percentage of revenue;

(e) Safety performance relative to industry standards and the Company annual target;

(f) Strategic team goals;

(g) Net operating profit after taxes;

(h) Net operating profit after taxes per Share;

(i) Return on invested capital;

(j) Return on assets or net assets;

(k) Total stockholder return;

(l) Relative total stockholder return (as compared with a peer group of the Company);

(m) Earnings before income taxes;

(n) Net income;

(o) Free cash flow;

(p) Free cash flow per Share;

(q) Revenue (or any component thereof);

(r) Revenue growth; or

(s) Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

As of the Effective Date, the Committee has determined to determine the vesting and earning of Performance Awards on the attainment of a specific performance target in relation to one or more of the six Performance Goals listed above in paragraphs (a)-(f).

“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

“Permanent and Total Disability” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that Section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

“Plan” shall mean this ENSCO International Incorporated 2005 Long-Term Incentive Plan, as amended from time to time.

“Plan Maximum” shall have that meaning set forth in Section 5(a) of this Plan.

“Plan Schedule” shall mean shall mean a schedule that constitutes a part of this Plan and details certain particulars with respect to this Plan and Performance Awards hereunder for one or more Performance Periods, including the relative Performance Goals, specific performance factors and targets related to these Performance Goals, award criteria, and the targeted amounts of each Performance Award granted to a Participant. Each Plan Schedule shall be adopted by the Committee or shall be prepared by the appropriate officers of the Company based on resolutions, minutes or consents adopted by the Committee. There may be more than one Plan Schedule under this Plan. Each Plan Schedule is incorporated herein by reference and thereby made a part of this Plan, and references herein to this Plan shall include the Plan Schedule.

“Qualifying Shares” shall mean Shares of Stock which either (a) have been owned by the Optionee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or (b) were obtained by the Optionee in the public market.

“Regulation S-K” shall mean Regulation S-K promulgated under the Securities Act of 1933, as it may be amended from time to time, and any successor to Regulation S-K. Reference in this Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

“Restricted Stock” shall have the meaning set forth in Section 7(a) of this Plan.

“Restricted Stock Award” shall mean a grant of Shares of Restricted Stock, subject to any restricted stock criteria that the Committee, in its discretion, may impose.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

“Services” shall mean services rendered to the Company or any of its Subsidiaries as a Non-Employee Director or Employee, as the context requires.

“Share” shall mean one share of Stock, as adjusted in accordance with Section 9 of this Plan (if applicable).

“Stock” shall mean the common stock of the Company, par value $.10 per share.

“Stock Option Agreement” shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option, including any amendments thereto.

“Subsidiary” shall mean any corporation or legal entity as to which more than fifty percent (50%) of the outstanding voting stock, shares or interests shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

“Tax Equalization” or “Hypothetical Tax” shall mean, effective May 31, 2006, the methodology established by the Company, either through general personnel policies or specific agreement, to neutralize, in whole or in part, the tax consequences to Employees assigned to locations outside of the Employee’s home country.

“Ten-Percent Stockholder” shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries, taking into account the attribution rules set forth in Section 424 of the Code. For purposes of this definition of “Ten-Percent Stockholder,” the term “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. “Outstanding stock” shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

Section 3  ADMINISTRATION

(a) General Administration.  This Plan shall be administered by the Committee.

(b) Authority of Committee.  The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have sole and absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business, including, without limitation, the authority to take the following actions:

(i) To interpret and administer this Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv) Unless otherwise specified by the terms of this Plan, to determine when Awards are to be granted under this Plan;

(v) Unless otherwise specified by the terms of this Plan, to select the Non-Employee Directors, Employees and Participants to whom Awards may be awarded from time to time;

(vi) Unless otherwise specified by the terms of this Plan, to determine the type or types of Award to be granted to each Participant hereunder;

(vii) Unless otherwise specified by the terms of this Plan, to determine the number of Shares to be made subject to each Award;

(viii) To determine the Fair Market Value of the Shares and the exercise price per share of Awards to be granted;

(ix) Unless otherwise specified by the terms of this Plan, to prescribe the terms, conditions and restrictions, not inconsistent with the provisions of this Plan, of any Award granted hereunder and, with the consent of the Participants, modify or amend each Award;

(x) To determine whether, to what extent, and under what circumstances Awards may be reduced, canceled or suspended;

(xi) To amend or modify any outstanding Awards, in its discretion, in accordance with Section 7(h)(iv);

(xii) To establish procedures for an Optionee (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (B) to exercise a portion of an Option by delivering that number of Qualifying Shares having a Fair Market Value which shall equal the Exercise Price;

(xiii) Effective May 31, 2006, to establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, or surrendered by a Participant in connection with the exercise of an Option or the vesting of any Restricted Stock Award, to meet the obligation of the Company or any of its Subsidiaries with respect to withholding of Host Country or country of the Participant’s residence or citizenship, if applicable, Employee Taxes incurred by the Participant upon such exercise or vesting or to meet the obligation of the Participant, if any, to the Company or any of its Subsidiaries under the Company’s Tax Equalization or Hypothetical Tax policies or specific agreements relating thereto;

(xiv) To establish and interpret Performance Goals and the specific performance factors and targets in relation to the Performance Goals in connection with any grant of Performance Awards or Restricted Stock Awards; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per-share data or results computed independently or with respect to a peer group;

(xv) Evaluate the level of performance over a Performance Period and certify the level of performance attained with respect to Performance Goals and specific performance factors and targets related to Performance Goals;

(xvi) Waive or amend any terms, conditions, restriction or limitation on an Award, except that (A) the prohibition on the repricing of Options, as described in Section 6(h), may not be waived, and (B) the terms and conditions of Awards to a Non-Employee Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xvii) Make any adjustments to this Plan (including but not limited to adjustment of the number of Shares available under this Plan or any Award) and any Award granted under this Plan, as may be appropriate pursuant to Section 9;

(xviii) Notwithstanding the provisions of Section 13(b), to issue Awards of Options and Restricted Stock, or either of them, which, in the Committee’s discretion, (A) for Awards granted after December 25, 2006, will not be subject to accelerated vesting and, as respects Options, may not remain exercisable for the entire Option Term upon retirement by a Participant on or after his or her Normal Retirement Age, and/or (B) for Awards granted after May 20, 2008 with respect to any Participants who will attain Normal Retirement Age within a specified period of time following the Date of Grant, will be subject to accelerated vesting upon a specified deferred date following the achievement of Normal Retirement Age and, as respects Options, may remain exercisable for all or a portion of the entire Option Term upon that specified deferred date following achievement of Normal Retirement Age, all as shall be determined by the Committee and stated in the Award;

(xix) Notwithstanding the provisions of Section 9(c), to issue Awards of Restricted Stock after March 31, 2008, which, in the Committee’s discretion, will not be subject to automatic waiver of the remaining restrictions and accelerated vesting if the employment of the Participant is terminated for certain reasons specified in Section 9(c) within the two-year period following a Change in Control of the Company, as shall be determined by the Committee and stated in the Award;

(xx) Appoint such agents as it shall deem appropriate for proper administration of this Plan; and

(xxi) To take any other actions deemed necessary or advisable for the administration of this Plan.

The Committee may, in its sole and absolute discretion, and subject to the provisions of this Plan, from time to time delegate any or all of its authority to administer this Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of this Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards held by Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All interpretations and determinations of the Committee made with respect to the granting of Awards shall be final, conclusive and binding on all interested parties. The Committee may make grants of Awards on an individual or group basis.

(c) Employment of Advisors.  The Committee may employ attorneys, consultants, accountants, and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(d) Limitation of Liability/Rights of Indemnification.  No member of the Committee or any person acting as a delegate of the Committee with respect to this Plan shall be liable for any action that is taken or is omitted to be taken or for any losses resulting from any action, interpretation, construction or omission made in good faith with respect to this Plan or any Award granted under this Plan. In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with this Plan or any Option or other Award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a director or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

(e) Holding Period.  The Committee may in its sole discretion require as a condition to the granting of any Award, that a Participant hold the Award for a period of six (6) months following the date of such acquisition. This condition shall be satisfied with respect to a derivative security (as defined in Rule 16a-1(c) under the Exchange

Act) if at least six (6) months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

Section 4  ELIGIBILITY

(a) General Rule.  Subject to the limitations set forth in Subsection (b) below or elsewhere in this Plan, Non-Employee Directors and Employees shall be eligible to participate in this Plan. A Participant may be granted more than one Award under this Plan, and Awards may be granted at any time or times during the term of this Plan. The grant of an Award to an Employee or Non-Employee Director shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under this Plan.

(b) Non-Employee Ineligible for ISOs.  In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.

(c) Automatic Grants of Nonqualified Options to Non-Employee Directors.  Grants of Nonqualified Options to Non-Employee Directors under this Plan shall be as described in this Section 4(c).

(i) Each Non-Employee Director of the Company elected after the Effective Date at the annual stockholders meeting who has not previously served as a Director of the Company shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 15,000 Shares.

(ii) Each Non-Employee Director of the Company appointed after the 2005 Annual Meeting to fill a vacancy in the Board who has not previously served as a Director of the Company shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 15,000 Shares.

(iii) Each other Non-Employee Director of the Company elected at, or continuing to serve following, each annual stockholders meeting, commencing with the 2005 Annual Meeting, shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 6,000 Shares.

The Board may determine, from time to time, to provide for a different number of Shares to be subject to the automatic grants of Nonqualified Options to Non-Employee Directors, to grant Restricted Stock Awards to Non-Employee Directors, and to make discretionary grants of Nonqualified Options to Non-Employee Directors.

Section 5  SHARES SUBJECT TO PLAN

(a) Basic Limitation.  Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reaquired by the Company. Subject to adjustment pursuant to Section 9 of this Plan, the aggregate number of Shares that are available for issuance under this Plan shall not exceed ten million (10,000,000) Shares (the “Plan Maximum”). Effective November 4, 2008, subject to the approval by a vote at the 2009 Annual Meeting of Stockholders of the Company of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote, Restricted Stock Awards on no more than six million (6,000,000) Shares, all of which can be issued as Performance Awards, and Options on no more than the number of Shares equal to the difference between the Plan Maximum and the actual number of Shares issued as Restricted Stock Awards and, in each case, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Shares shall be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award; provided, however, in no event shall any Shares that have been subject to Options or Restricted Stock Awards be returned to the number of Shares available under this Plan Maximum for distribution in connection with the same type of future Awards by reason of such Shares (i) being withheld, if permitted under Section 3(b)(xii) and Section 6(f)(ii), from the total number of Shares to be issued upon the exercise of Options as payment of the Exercise Price of such Options, or (ii) being withheld, if permitted under Section 3(b)(xiii) and Section 8(b), from the total number of Shares to be issued upon the exercise of Options or the vesting of any Restricted Stock Awards to meet the withholding obligations related to such exercises and vesting. Nothing in this Section 5(a) shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (ii) impair the status of any Shares previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The Shares to be delivered under this Plan shall be made available from (i) authorized but unissued Shares, (b) Shares held in the treasury of the Company, or (c) previously issued Shares reacquired by the Company, including Shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

(b) Additional Shares.  In the event any Shares that have been subject to issuance upon exercise of an Option cease to be subject to such Option, or if any Shares that are subject to a Restricted Stock Award or Performance Award are forfeited or any such Award terminates, such Shares to the extent of such forfeiture or termination, shall again be available for distribution in connection with the same type of future Awards under this Plan and the re-issuance of such Shares shall not be counted for purposes of computing the number of Shares that may be granted in connection with the same type of Award under this Plan.

Section 6  TERMS AND CONDITIONS OF OPTIONS

(a) Form of Option Grant.  Each Option granted under this Plan shall be evidenced by a Stock Option Agreement in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Award shall comply with and be subject to the terms and conditions of this Plan. If an ISO and a Nonqualified Option are granted to the same Optionee at the same time, the form of each Option will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Option affect the right to exercise the other Option.

(b) Date of Grant.  The Date of Grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee or the terms of this Plan. The Stock Option Agreement representing the Option shall be delivered to the Participant within a reasonable time after the granting of the Option.

(c) Term of Option.  The term of each Option shall be such term as may be determined by the Committee, but (except in the limited circumstance specified in Section 13(e)) such term shall not exceed seven (7) years (or five (5) years in the case of an ISO granted to a Participant who is a Ten-Percent Stockholder on the Date of Grant).

(d) Vesting of Options.  Unless otherwise provided in the applicable Stock Option Agreement or this Section 6(d), each Option granted pursuant to this Plan shall vest at the rate of 25% per year, on each anniversary of the Date of Grant, until such Option is fully vested. Each Nonqualified Option that is automatically granted pursuant to Section 4(c) shall be fully vested and exercisable on the Date of Grant.

(e) Termination of an Option.  All Options shall terminate upon their expiration, their surrender, upon breach by the Optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(f) Exercise Price and Method of Payment.

(i) Exercise Price.  The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, that (A) the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such Option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a Ten-Percent Stockholder on the Date of Grant), and (B) the Exercise Price for any Nonqualified Option automatically granted pursuant to Section 4(c) shall be equal to 100% of the Fair Market Value of the Shares subject to such Nonqualified Option on the Date of Grant.

(ii) Payment for Shares.  Payment for the Shares upon exercise of an Option shall be made in cash, by check acceptable to the Company or its designee, or if authorized by the Committee and stated in the Stock Option Agreement (at the Date of Grant with respect to any Option granted as an ISO), by delivery of other Qualifying Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan authorized under

Section 3(b) of this Plan and stated in the Stock Option Agreement (at the Date of Grant with respect to any Option granted as an ISO).

(g) Exercise of Option.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be determined by the Committee, including without limitation Performance Goals, and in accordance with the terms of this Plan.

(ii) An Option may not be exercised for a fraction of a Share.

(iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designee. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under Section 6(f)(ii) of this Plan. Upon receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a stockholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

(iv) Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

(h) Restriction on Repricing.  The Exercise Price of outstanding Options may not be altered or amended, except with respect to adjustments for changes in capitalization as provided in Section 9(a). Within the limitations of this Plan, the Committee may otherwise modify outstanding Options; provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee’s rights or obligations under such Option.

(i) Restrictions on Transfer of Shares.  Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

(j) Special Limitation on ISOs.  To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Options that are not ISOs.

(k) Leaves of Absence.  Leaves of Absence approved by the Company which conform to the policies of the Company shall not be considered termination of employment if the employer-employee relationship as defined under the Code or the regulations promulgated thereunder otherwise exists.

(l) Limitation on Grants of Options to Covered Employees.  The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any Covered Employee during any one (1) year period shall not exceed fifteen percent (15%) of this Plan Maximum in the aggregate. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under this Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options or other Awards that are canceled or repriced.

(m) Disqualifying Disposition.  The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code, of any Share or Shares issued to him or her pursuant to the exercise of the ISO within the two-(2) year period commencing on the day after the Date of Grant of such Option or within the one-(1) year period commencing on the day after the date of transfer of the Share or Shares to him or her pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal, state and/or income tax withholding required by law.

(n) Acquisitions and Other Transactions.  Notwithstanding the provisions of Section 9(c), in the case of an Option issued or assumed pursuant to Section 9(c), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under this Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Options under this Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or a Subsidiary acquiring another entity, an interest in another entity or an additional interest in a Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction.

Section 7  RESTRICTED STOCK AWARDS

(a) Authority to Grant Restricted Stock Awards.  The Committee is hereby authorized to grant awards of Restricted Stock to Participants. The Committee may determine to grant awards of Restricted Stock as Performance Awards subject to the requirements of Section 7(h).

(i) Shares of Restricted Stock shall be subject to such terms, conditions and restrictions as the Committee may approve in the form of Award agreement or otherwise impose (including, without limitation, any limitations on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii) The terms, conditions and restrictions of the Restricted Stock Award shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of a Restricted Stock Award shall require the Participant to remain a Non-Employee Director or Employee of the Company or any of its Subsidiaries for at least six months from the Date of Grant.

(iii) Restricted Stock Awards are stock bonus awards that may be granted either alone or in addition to other Awards granted under this Plan. The Committee shall determine the nature, length, price and starting and ending dates of any restriction period (the “Restriction Period”) for each Restricted Stock Award, and shall determine the time and/or Performance Goals to be used in the determination of a Restricted Stock Award, the target and maximum amount payable, and the extent to which such Restricted Stock Awards have been earned. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. A Restricted Stock Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Subsidiary, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Restriction Periods and different time and/or performance factors and criteria. Restricted Stock Awards shall be confirmed by, and be subject to the terms of, an Award Agreement. The terms of such Awards need not be the same with respect to each Participant.

(iv) At the beginning of each Restriction Period, the Committee shall determine for each Restricted Stock Award subject to such Restriction Period, the number of shares to be awarded to the Participant at the end of the Restriction Period if and to the extent that the relevant measures of time and/or performance for such Restricted Stock Award are met. Such number of shares of Common Stock may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Committee.

(v) Absent other terms, conditions and restrictions of the Restricted Stock Awards being adopted by the Committee, it is contemplated that annual grants of Restricted Stock Awards shall vest at the rate of twenty percent (20%) per year on anniversary dates of the Date of Grant, and shall be fully vested at the end of five (5) years from the Date of Grant, and that Restricted Stock Awards granted to newly hired Employees shall vest at the rate of ten percent (10%) per year on anniversary dates of the Date of Grant, and shall be fully vested at the end of ten (10) years from the Date of Grant. The Committee may, however, determine to grant Restricted Stock Awards with different rates of vesting than the rates specified in the preceding sentence. The Committee may legend the certificates representing the Restricted Stock Awards to give appropriate notice of the applicable terms, conditions and restrictions thereof, as well as any applicable restrictions under applicable Federal or state securities laws, and may deposit such certificates with the Secretary of the Company pending vesting of the Restricted Stock Awards.

(b) Nature of Grant.  Restricted Stock Awards shall be granted to Participants at no additional cost to Participants; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock Awards to be granted to the Participant.

(c) Form of Restricted Stock Award.  Each Restricted Stock Award granted under this Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which grant shall comply with and be subject to the terms and conditions of this Plan.

(d) Date of Grant.  The Date of Grant of a Restricted Stock Award shall be the date on which the Committee makes the determination to grant such Restricted Stock Award unless otherwise specified by the Committee. The Award Agreement representing the Restricted Stock Award will be delivered to the Participant with a copy of this Plan within a reasonable time after the granting of the Restricted Stock Award.

(e) Term of Restricted Stock Award.  The term of each Restricted Stock Award shall be such term as may be determined by the Committee, but such term shall not exceed ten (10) years.

(f) Vesting.  On the date or dates the Restriction Period terminates, the applicable number of shares of Restricted Stock shall vest in the Participant and the Company shall deliver a certificate for the number of Shares that are no longer subject to such restrictions.

(g) Notice of Election Under 83(b).  Each Participant making an election under Section 83(b) of the Code, and the Treasury regulations and rulings promulgated thereunder, will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service.

(h) Performance Awards.  In the case of any Restricted Stock Awards to any person who is or may become a Covered Employee during the Performance Period or before payment of the Award, the Committee may grant Restricted Stock Awards as Performance Awards that are intended to comply with the requirements of Section 162(m) of the Code, as determined by the Committee, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(i) Performance Period.  Performance Awards will be awarded in connection with a Performance Period, as determined by the Committee in its discretion; provided, however, that a Performance Period may be no shorter than twelve (12) months.

(ii) Eligible Participants. Prior to the commencement of a Performance Period, the Committee will determine the Employees who will be eligible to receive a Performance Award with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. The Committee shall provide an Award Agreement to each Participant who receives a grant of a Performance Award under this Plan as soon as administratively feasible after such Participant receives such Award. An Award Agreement for a Performance Award shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his or her Performance Award, as well as any other applicable terms of the Performance Award for which he or she is eligible.

(iii) Performance Goals; Specific Performance Targets; Award Criteria.

(A) Prior to the commencement of each Performance Period, the Committee shall fix and establish in writing (1) the Performance Goals that will apply to that Performance Period; (2) with respect to Performance Goals, the specific performance factors and targets related to each Participant and, if achieved, the targeted amount of his or her Performance Award; and (3) subject to Subsection (h)(iv)

below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Performance Award will be earned and become payable, and the percentage of the Performance Award that will become earned and payable upon attainment of various levels of performance that equal or exceed the minimum required level. The Committee shall prepare and adopt the Plan Schedule for a particular Performance Period prior to the commencement of that Performance Period.

(B) The Committee may, in its discretion, select Performance Goals and specific performance factors and targets that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Goals and specific performance targets that are absolute or relative to the performance of one or more peer companies or an index of peer companies. Performance Awards awarded to Participants who are not Covered Employees will be based on the Performance Goals and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Goals and formulas may be the same as or different than the Performance Goals and formulas that apply to Covered Employees.

(iv) Adjustments.

(A) In order to assure the incentive features of this Plan and to avoid distortion in the operation of this Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Subsection (h) whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Performance Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

(B) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Subsection (h) for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

(C) Notwithstanding the foregoing provisions of this Subsection (h)(iv), with respect to Performance Awards to Covered Employees, the Committee shall not have any discretion granted by this Subsection (h)(iv), to the extent reserving or exercising such discretion would cause any such Performance Award not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(v) Payment; Certification.  No Performance Award will vest or be deemed earned and payable with respect to any Covered Employee or other Employee subject to the reporting requirements of Section 16(a) of the Exchange Act until the Committee certifies in writing the level of performance attained for the Performance Period in relation to the applicable Performance Goals. For purposes of this Subsection (h)(v), approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. In applying Performance Goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 9 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(vi) Limitation on Grants of Restricted Stock to Covered Employees.  The total number of Shares for which Restricted Stock may be awarded and which may be granted as Options to any Covered Employee during any one (1) year period shall not exceed fifteen percent (15%) of the Plan Maximum in the aggregate. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under this Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares of Stock subject to Restricted Stock or other Awards that are canceled or repriced.

(vii) Section 162(m) of the Code.  It is the intent of the Company and the Committee that Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 7(h) be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that this Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. With respect to Section 162(m) of the Code, if this Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

Section 8  ISSUANCE OF SHARES; TAX WITHHOLDING; FOREIGN AWARDEES

(a) Issuance of Shares.  As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all applicable state securities laws and, effective May 31, 2006, other non-United States registration laws, rules and regulations the Committee deems applicable and for which, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such Shares. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable Employee Taxes owed by the Participant as the result of the receipt of an Award, the vesting of an Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such taxes and/or, effective May 31, 2006, any amounts owed to the Company under the Company’s Tax Equalization or Hypothetical Tax policies or specific agreements relating thereto. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

(b) Tax Withholding.  Each Participant shall, no later than the date as of which the value of any Award or any Shares or other amounts received thereunder first becomes includable in the gross income of such Participant for Employee Taxes, pay to the Company or its designee, or make arrangements satisfactory to the Committee regarding payment of, any and all such taxes of any kind required to be withheld with respect to such income and, effective May 31, 2006, any amounts owed to the Company under the Company’s Tax Equalization or Hypothetical Tax policies or specific agreements relating thereto. The Company or its designee and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant and to require any payments necessary in order to enable it to satisfy its withholding obligations. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company or its designee to withhold from Shares to be issued pursuant to any Award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company or its designee Qualifying Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) Foreign Awardees.  Without amending this Plan, the Committee may grant Awards after May 30, 2006 to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

Section 9  CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

(a) Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award (as well as the Exercise Price covered by any outstanding Option), the aggregate number of Shares that have been authorized for issuance under this Plan and the aggregate number of Shares that may be issued in connection with grants of Restricted Stock Awards under this Plan shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution, Liquidation, Sale of Assets or Merger.  In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Award granted under this Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to acquire Shares under Awards or to exercise his or her Options as to all or any part of the Shares covered thereby, including Shares as to which such Awards would not otherwise be vested by reason of an insufficient lapse of time.

In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

(i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding Awards for securities of another corporation, then the Committee shall take such action, and the Awards shall terminate, as provided above; or

(ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding Awards or unexercised Options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such Awards and such Options.

The term “Reorganization” as used in this Section 9(b) shall mean any statutory merger, statutory consolidations, sale of all of the assets of the Company, or sale, pursuant to any agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Awards shall terminate immediately prior to the consummation of such proposed action.

(c) Effect of Termination of Employment for Certain Reasons Following a Change in Control.  If the employment of a Participant is terminated without Cause (as defined in Section 10(d)) or if the Participant resigns from his or her employment for “good reason” within the two-year period following a Change in Control of the Company, (i) each of the Participant’s Options that are not otherwise fully vested and exercisable shall become fully vested and exercisable, notwithstanding Section 6(d), and the Participant shall have the right to exercise those Options as provided in Section 13(a)(i), or for such other period of time as may be determined by the Committee, and (ii) all Shares of Restricted Stock held by such Participant that are still subject to restrictions shall have the remaining restrictions automatically waived and the Participant shall be fully vested in those Shares.

For purposes of this Section 9(c), a Participant may regard his or her employment as being constructively terminated and may, therefore, resign within 30 days of his or her discovery of the occurrence of one or more of the following events, any of which will constitute “good reason” for such resignation if they occur within the two-year period following a Change in Control of the Company:

(i) without the Participant’s express written consent, the assignment of the Participant to any position which is not at least equivalent to the Participant’s duties, responsibilities and status within the Company and its Subsidiaries immediately prior to the Change in Control;

(ii) a reduction of the Participant’s base salary or of any bonus compensation formula applicable to him or her immediately prior to the Change in Control;

(iii) a failure to maintain any of the employee benefits to which Participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the Change in Control through the continuation of the same or substantially similar plans, programs, policies; or the taking of any action that would materially effect the Participant’s participation in or reduce the Participant’s benefits under any such plans, programs or policies, or deprive the Participant or his or her dependents of any material fringe benefits enjoyed by the Participant immediately prior to the Change in Control;

(iv) the failure to permit the Participant to take substantially the same number of paid vacation days and leave to which the Participant is entitled immediately prior to the Change in Control; or

(v) effective April 1, 2008, requiring the Participant who is based in the present office of the Company in Dallas, Texas on the date a Change in Control of the Company occurs to be based anywhere other than within a fifty (50) mile radius of the present office of the Company in Dallas, Texas, except for required travel on business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control.

In the event of the occurrence of any of the above listed events and in the event the Participant wishes to resign from his or her employment on the basis of occurrence of such event, the Participant shall give notice of his or her proposed resignation, and the successor corporation shall have a period of 30 days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the successor corporation fails to so remedy said breach or occurrence by expiration of said 30-day period, the Participant shall be deemed to have resigned from his or her employment for good reason pursuant to this Section 9(c) and shall be treated as if his or her employment has been terminated without Cause and he or she shall be entitled to the treatment of his or her Awards and Options described in this Section 9(c).

(d) Acquisitions and Other Transactions.  The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under this Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

Section 10  RETURN OF PROCEEDS

(a) Requirements.  The Committee, in its discretion, may include as a term of any Participant’s Stock Option Agreement or any Award Agreement, provisions requiring that:

(i) if the Participant who is an Employee engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (A) such Participant voluntarily resigned or retired from his or her position as an Employee or Non-Employee Director, or (B) his or her status as an Employee or Non-Employee Director was terminated by the Company for cause (as defined in Section 10(d) below) (either event constituting a “Termination”); and

(ii) if the Participant had exercised Options, or if shares subject to Restricted Stock Awards held by the Participant had vested within one (1) year of the date of Termination:

then the Participant shall be required to remit to the Company, within five (5) business days of receipt of written demand therefor, the amounts set forth in Section 10(b) or Section 10(c), as appropriate.

(b) Proceeds of Stock Options.  If the Participant exercised Options within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Participant’s Stock Option Agreement or Stock Option Agreements evidencing such Options, the Participant shall remit to the Company or its designee an amount in good funds equal to the excess of (i) the Fair Market Value per share of Common Stock on the date of exercise of such Option(s) multiplied by the number of shares with respect to which the Options were exercised over (ii) the aggregate option Exercise Price for such shares of Common Stock.

(c) Vested Shares of Restricted Stock Awards and the Proceeds Therefrom.  If Restricted Stock Award grants held by the Participant vested within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Award Agreements evidencing such Awards, the Participant shall remit to the Company or its designee an amount in good funds equal to the Fair Market Value of such shares computed as of the date of vesting of such shares.

(d) Definition of Cause.  For purposes of this Section 10, Section 9(c) and Section 13, “cause” is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as an Employee or Non-Employee Director, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board or the Committee at a meeting duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board or Committee), finding that in the good-faith, reasonable opinion of the Board or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.

Section 11  NO EMPLOYMENT RIGHTS

No provisions of this Plan under any Award Agreement shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Employee’s service at any time, with or without cause.

Section 12  TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

(a) Term of Plan.  This Plan shall continue in effect for a term of ten (10) years ending December 31, 2014 unless sooner terminated under this Section 12.

(b) Amendment and Termination.  The Committee in its sole discretion may terminate this Plan at any time and may amend this Plan at any time in such respects as the Committee may deem advisable; provided, that (i) any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 9 of this Plan, or change in the Employees eligible to receive Awards under this Plan, and

(ii) any other amendment that is or would be a “material revision” to this Plan under the then-applicable rules or requirements of the New York Stock Exchange, shall require the approval of the stockholders of the Company in the manner provided by the Company ’s bylaws, as amended.

(c) Effect of Termination.  In the event this Plan terminates or is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option or vesting of Restricted Stock Award or Performance Award granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant or any Awards previously granted under this Plan.

Section 13  GENERAL PROVISIONS

(a) Termination of Status as a Director or Employee.  Except as provided in Sections 13(b), 13(c) and 13(d) below:

(i) Effect of Termination on Optionee.  A Participant holding an Option who ceases to be a Non-Employee Director or Employee of the Company and its Subsidiaries may, but only until the earlier of (A) the date the Option held by the Participant expires, or (B) ninety (90) days after the date such Participant ceases to be a Non-Employee Director or Employee (or in each case, such shorter period as may be provided in the Stock Option Agreement), exercise the Option to the extent that the Participant was entitled to exercise it on such date, unless the Committee further extends such period in its sole discretion. To the extent that the Participant is not entitled to exercise an Option on the date his or her Services cease, or if the Participant does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be a Non-Employee Director or Employee.

(ii) Effect of Termination of Employment on Restricted Stock Award Holders.  In the event an Employee ceases to perform Services for the Company and its Subsidiaries for any reason other than those set forth in Sections 9(c), 13(b), 13(c) or 13(d) during the Restriction Period, then any Shares of Restricted Stock held by such Participant that are still subject to restrictions on the date such Participant ceases to be an Employee of the Company and its Subsidiaries shall be forfeited automatically and returned to the Company.

(iii) Effect of Termination of Directorship on Restricted Stock Award Holders.  In the event a Non-Employee Director ceases to perform Services for the Company for any reason other than (A) those set forth in Sections 13(c) or 13(d), (B) retirement with the consent of the Board, or (C) involuntarily termination without “cause,” as defined in Section 10(d), during the Restriction Period, then any Shares of Restricted Stock held by such Non-Employee Director that are still subject to restrictions on the date such Non-Employee Director ceases to be a Non-Employee Director shall be forfeited automatically and returned to the Company.

(b) Retirement on or after Normal Retirement Age.  In the event a Participant ceases to perform Services for the Company and its Subsidiaries as a result of such Participant’s retirement on or after his or her Normal Retirement Age, (i) each of his or her Options shall become fully vested and exercisable, notwithstanding Section 6(d), and shall remain exercisable for the entire Option term, and (ii) all of the restrictions remaining on all of the remaining Shares of each Restricted Stock Award shall be automatically waived and the Participant shall be fully vested in those Shares.

(c) Permanent and Total Disability.  In the event a Participant is unable to continue to perform Services for the Company and its Subsidiaries as a result of such Participant’s Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Participant was an Employee and had been an Employee since the Date of Grant), such Participant may exercise an Option in whole or in part to the extent that the Participant was entitled to exercise it on the date his or her Services cease, but only until the earlier of the date (i) the Option held by the Participant expires, or (ii) twelve (12) months from the date of termination of his or her Services due to such Permanent and Total Disability. To the extent the Participant is not entitled to exercise an Option on the date his or her Services cease, or if the Participant does not exercise it within the time specified herein, such Option shall terminate. Unless otherwise provided in the applicable Restricted Stock Award Agreement, if a Participant’s employment is terminated during a Restriction Period because of Permanent and Total Disability, the Committee may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Committee deems appropriate.

(d) Death of a Participant.  In the event a Participant’s death occurs during the term of an Option held by such Participant and, on the date of death, the Participant was a Non-Employee Director or Employee (and, for ISOs, at the time of death, the Participant was an Employee and had been an Employee since the Date of Grant), the Option may be exercised in whole or in part to the extent that the Participant was entitled to exercise it on such date, but only until the earlier of the date (i) the Option held by the Participant expires, or (ii) twelve (12) months from the date of the Participant’s death, effective May 31, 2006, by the individual designated by the Participant pursuant to Section 13(g) as his or her beneficiary, or by the executor or administrator of the Participant’s estate if the default provisions of Section 13(g) become applicable. To the extent the Option is not entitled to be exercised on the date of the Participant’s death, or if the Option is not exercised within the time specified herein, such Option shall terminate. Unless otherwise provided in the applicable Restricted Stock Award Agreement, if a Participant’s employment is terminated during a Restriction Period because of death, the Committee may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Committee deems appropriate, effective May 31, 2006, and such payment shall be made to the individual designated by the Participant pursuant to Section 13(g) as his or her beneficiary, or to the executor or administrator of the Participant’s estate if the default provisions of Section 13(g) become applicable.

(e) Effect of Company Blackout Periods.  The Company has established the ENSCO Securities Trading Policy and Procedure (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during certain “blackout periods” as described in the Policy. In respect to any Participant subject to the Policy, if (i) the date on which an Option term will expire, or (ii) the date on which any Restriction Period will lapse and as a result of which Shares of Restricted Stock will become vested, whether because of the passage of time or the achievement of performance goals and factors, falls within a blackout period imposed by the Policy, the applicable date described in clause (i) or (ii) of this sentence shall automatically be extended by this Section 13(e) to the second United States business day immediately following the last day of the applicable blackout period. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option expire or any Restriction Period lapse during an imposed blackout period.

(f) Non-Transferability of Awards.  No Award granted under this Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than (i) effective May 31, 2006, by a then-effective beneficiary designation or the default provisions of Section 13(g) in the event of a Participant’s death, or (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution. No Award granted under this Plan is assignable by operation of law or subject to execution, attachment or similar process. Any Award granted under this Plan can only vest or be exercised by such Participant during the Participant’s lifetime. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Award contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Award shall be null and void and without force or effect. No transfer of the Award pursuant to the default provisions of Section 13(g) shall be effective to bind the Company unless the Company shall have been furnished such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award. The terms of any Award transferred after May 30, 2006 pursuant to a then-effective beneficiary designation or, if applicable, the default provisions of Section 13(g), shall be binding upon the executors, administrators, heirs and successors of the Participant.

(g) Designation of Beneficiary.  Effective May 31, 2006, A Participant shall be required by the terms and conditions acceptance agreement applicable to any Award to designate a primary and contingent beneficiary who shall in the event of the Participant’s death (i) succeed to the Participant’s right to exercise his or her Options under the terms and during the period specified in Section 13(d), and (ii) become entitled to any settlement of the Participant’s Restricted Stock Award under Section 13(d). The designation of beneficiary will control the exercise rights, if any, with respect to all outstanding Options the Participant holds on the date of his or her death and the entitlement to settlement, if any, under all outstanding Restricted Stock Awards the Participant holds on the date of his or her death, as well as under all other awards held by the Participant on the date of his or her death that were granted under the ENSCO International Incorporated 1998 Incentive Plan, the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan, and the ENSCO International Incorporated 2000 Stock Option

Plan. If the primary beneficiary and contingent beneficiary, if any, designated by the Participant in his or her then-effective beneficiary designation predecease the Participant, the executor or the administrator of the Participant’s estate shall succeed to the Participant’s rights described in this Section 13(g). A Participant may only have one applicable beneficiary designation on file with the Company with regard to Options and Restricted Stock Awards. A Participant may revoke any designation of beneficiary on file with the Director-Compensation & Benefits of the Company by filing a new designation of beneficiary with the Director-Compensation & Benefits. The most recent designation of beneficiary filed by a Participant with the Director-Compensation & Benefits will supersede any previously filed designation of beneficiary.

Section 14  GOVERNING LAW

THIS PLAN AND ANY AND ALL AWARD AGREEMENTS EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

ATTN: INVESTOR RELATIONS
500 NORTH AKARD STREET
SUITE 4300
DALLAS, TX 75201
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

	ENSCO INTERNATIONAL INCORPORATED

1.	Election of three Class I Directors:	For	Against	Abstain			For	Against	Abstain

	1a) Gerald W. Haddock (Class I Director, Term Expires in 2012)	☐	☐	☐	2.	Approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

	1b) Paul E. Rowsey, III (Class I Director, Term Expires in 2012) 1c) C. Christopher Gaut (Class I Director, Term Expires in 2012)	☐ ☐	☐ ☐	☐ ☐	3.	Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2009.	☐	☐	☐
And on any other business that may properly come before the Meeting, in the discretion of the proxies.
Note: Please sign exactly as the name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the reverse side where indicated.			☐
	Yes	No
Please indicate if you plan to attend this Meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
ENSCO INTERNATIONAL INCORPORATED
May 28, 2009
Please date, sign and mail
the Proxy Card in the
envelope provided as soon
as possible.
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PROXY
ENSCO INTERNATIONAL INCORPORATED
Board of Directors Proxy for the Annual Meeting
of Stockholders at 10:00 a.m., Thursday, May 28, 2009
Four Seasons Resort & Club
4150 North MacArthur Boulevard
Irving, Texas 75038
          The undersigned stockholder of ENSCO International Incorporated (the “Company”) hereby revokes all previous proxies and appoints Daniel W. Rabun and William S. Chadwick, Jr., or any of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), (2) OR (3), THIS PROXY WILL BE VOTED “FOR” EACH ITEM. THE PROXIES ARE AUTHORIZED TO USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
          Your Board of Directors recommends a vote “FOR” all of the individuals nominated to serve as Class I Directors, “FOR” the approval of an amendment to the ENSCO 2005 Long-Term Incentive Plan and reapproval of the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.
          Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)